                                                                    EXHIBIT 99.8


                        ==============================




                            SHP ACQUISITION, L.L.C.




                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT



                           Dated as of July 12, 1999




                        ==============================

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I

     DEFINITIONS.............................................................................     2
     SECTION 1.1  Definitions................................................................     2
     SECTION 1.2  Terms Generally............................................................    16

ARTICLE II

     GENERAL PROVISIONS......................................................................    16
     SECTION 2.1  Formation..................................................................    16
     SECTION 2.2  Name.......................................................................    17
     SECTION 2.3  Term.......................................................................    17
     SECTION 2.4  Purpose; Powers............................................................    17
     SECTION 2.5  Registered Office; Place of Business.......................................    18
     SECTION 2.6  Alternative Investment Structure...........................................    18

ARTICLE III

     MEMBERS AND INTERESTS...................................................................    21
     SECTION 3.1  Units......................................................................    21
     SECTION 3.2  Members....................................................................    21
     SECTION 3.3  Class A Units..............................................................    21
     SECTION 3.4  Class B Units..............................................................    22
     SECTION 3.5  Class C and D Units........................................................    22
     SECTION 3.6  Additional Issuance of New Class of Units..................................    23

ARTICLE IV

     MANAGEMENT AND OPERATION OF THE COMPANY.................................................    23
     SECTION 4.1  Management.................................................................    23
     SECTION 4.2  Officers...................................................................    25
     SECTION 4.3  Executive Committee Approval Requirements and Other Limitations on Actions.    26
     SECTION 4.4  Budget.....................................................................    29
     SECTION 4.5  Certain Duties and Obligations of the Members..............................    29
     SECTION 4.6  UBTI.......................................................................    32
     SECTION 4.7  Consent of Alter Member....................................................    32
     SECTION 4.8  Non-Voting Members.........................................................    32

ARTICLE V

     OTHER ACTIVITIES........................................................................    32
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                                      -i-
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     SECTION 5.1   Other Activities............................................................   32
     SECTION 5.2   Transactions With the Company...............................................   32

ARTICLE VI

     CAPITAL CONTRIBUTIONS; DISTRIBUTIONS......................................................   33
     SECTION 6.1   Capital Contributions.......................................................   33
     SECTION 6.2   Loans for Additional Capital Contributions; Other Loans to the Company......   34
     SECTION 6.3   Distributions Generally.....................................................   35
     SECTION 6.4   Distributions of Available Cash.............................................   35
     SECTION 6.5   Restricted Payments.........................................................   39
     SECTION 6.6   Organizational Expenses.....................................................   39

ARTICLE VII

     BOOKS; REPORTS; TAX MATTERS; CAPITAL ACCOUNTS; ALLOCATIONS................................   40
     SECTION 7.1   General Accounting Matters..................................................   40
     SECTION 7.2   Certain Tax Matters.........................................................   42
     SECTION 7.3   Capital Accounts............................................................   43
     SECTION 7.4   Allocations.................................................................   43

ARTICLE VIII

     DISSOLUTION...............................................................................   46
     SECTION 8.1   Dissolution.................................................................   46
     SECTION 8.2   Winding-up..................................................................   46
     SECTION 8.3   Final Distribution..........................................................   46

ARTICLE IX

     TRANSFER OF MEMBERS' INTERESTS............................................................   47
     SECTION 9.1   Restrictions on Transfer of Units...........................................   47
     SECTION 9.2   Tag-Along and Drag-Along Rights.............................................   49
     SECTION 9.3   Required Sale or Purchase of Alter Member or Biederman Member Units.........   51
     SECTION 9.5   Sale of Company.............................................................   54
     SECTION 9.6   Required Sale or Purchase of Class A Units..................................   56
     SECTION 9.7   Other Transfer Provisions...................................................   57

ARTICLE X

     MISCELLANEOUS.............................................................................   59
     SECTION 10.1  No Brokers..................................................................   59
     SECTION 10.2  Equitable Relief............................................................   59
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                                     -ii-
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     SECTION 10.3   Governing Law............................................................    59
     SECTION 10.4   Mediation; Submission to Jurisdiction; Waiver of Trial By Jury...........    59
     SECTION 10.5   Successors and Assigns...................................................    60
     SECTION 10.6   Confidentiality..........................................................    60
     SECTION 10.7   Notices..................................................................    60
     SECTION 10.8   Counterparts.............................................................    60
     SECTION 10.9   Entire Agreement.........................................................    61
     SECTION 10.10  Amendments...............................................................    61
     SECTION 10.11  Section Titles...........................................................    61
     SECTION 10.12  Representations and Warranties...........................................    61
     SECTION 10.13  Waiver of Partition......................................................    62
     SECTION 10.14  Bonus....................................................................    62
     SECTION 10.15  No Third Party Beneficiaries.............................................    63
     SECTION 10.16  Consent to Merger and Related Transactions...............................    63


                            SCHEDULES AND EXHIBITS

SCHEDULE A     Name, Address and Units of Members
SCHEDULE B     Class C Units and Class D Units
SCHEDULE 3.1   Designated Alter Member Alternative Managers
SCHEDULE 10.1  Brokers

EXHIBIT A      Initial Approved Budget

                            SHP ACQUISITION, L.L.C.

          AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT dated as of July 12, 1999 by and between WESTBROOK SHP L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, "Westbrook Co-
                                                              ------------
Invest"), WESTBROOK REAL ESTATE FUND III, L.P., a Delaware limited partnership
------
(together with its successors and permitted assigns,  the "Westbrook Fund"),
                                                           --------------
WESTBROOK REAL ESTATE CO-INVESTMENT PARTNERSHIP III, L.P., a Delaware limited partnership (together with its successors and permitted assigns, "WRECIP III"),
                                                                  ----------
ALTER SHP LLC, a Delaware limited liability company (together with its successors and permitted assigns, "Alter LLC"), BIEDERMAN SHP LLC, a Delaware
                                   ---------
limited liability company (together with its successors and permitted assigns,

"Biederman LLC"), and, solely for purposes of withdrawing as Member of the
 -------------
Company and Section 10.12 hereof, ROBERT A. ALTER ("Alter") and WESTBROOK FUND
                                                    -----
III ACQUISITIONS, L.L.C., a Delaware limited liability company ("Westbrook
                                                                 ---------
Acquisitions" and, together with Alter, the "Original Members").
------------                                 ----------------

                             Preliminary Statement
                             ---------------------

          A Certificate of Formation was filed on April 5, 1999 for this limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act.

          A Limited Liability Company Agreement for this limited liability company was duly adopted by the Original Members pursuant to and in accordance with the Delaware Limited Liability Company Act on April 5, 1999 (the "Original
                                                                       --------
Agreement").
---------

          The Original Members wish to amend and restate in its entirety the Original Agreement and admit Westbrook Co-Invest, the Westbrook Fund, WRECIP III, Biederman LLC and Alter LLC as new Members and the Original Members wish to withdraw as Members in accordance with the further provisions of this Agreement.

          Concurrently with the execution and delivery of this Agreement, this limited liability company has entered into a Merger Agreement (the "Merger
                                                                    ------
Agreement") dated as of the date hereof with Sunstone Hotel Investors, Inc., a
---------
Maryland corporation ("Sunstone") and SHP Investors Sub, Inc., a Maryland
                       --------
corporation and a subsidiary of SHP ("Investors Sub"), pursuant to which and
                                      -------------
subject to the terms and conditions thereof, Investors Sub shall merge into Sunstone.

          Concurrently with the execution and delivery of this Agreement, this limited liability company has entered into a Merger Agreement (the "OP Merger
                                                                    ---------
Agreement") dated as the date hereof with Sunstone Hotel Properties, L.P., a
---------
Delaware limited partnership ("Sunstone OP") and SHP Properties, L.L.C., a
                               -----------
Delaware limited liability company and a subsidiary of SHP ("SHP Properties")
                                                             --------------
pursuant to which and subject to the terms and conditions thereof, SHP Properties shall merge into Sunstone OP (the "OP Merger").
                                              ---------

          Concurrently with the execution and delivery of this Agreement, this limited liability company has entered into a Contribution Agreement (the "Contribution Agreement") dated the date hereof with Westbrook Fund, WRECIP III,
 ----------------------
Westbrook Co-Invest, Alter, Charles L. Biederman ("Biederman"), Sunstone Hotel
                                                   ---------
Management, Inc., a Colorado corporation, and Sunstone Hotel Properties, Inc., a Colorado corporation, and the other parties identified therein pursuant to which certain parties shall contribute certain assets, equity interests and cash to this limited liability company as provided therein.

          Concurrently with the execution and delivery of this Agreement, this limited liability company has entered into an Employment Agreement (the "Alter
                                                                         -----
Employment Agreement") with Alter dated as of the date hereof pursuant to which
--------------------
and subject to the terms and conditions thereof, this limited liability company shall employ Alter as Chief Executive Officer of this limited liability company as of the Closing Date as provided therein.

                                   Agreement
                                   ---------

          Accordingly, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1 Definitions. (a) Unless the context otherwise requires,
                      -----------
the following terms shall have the following meanings for purposes of this
Agreement:

          "Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C.
           ---                                                           -------
     (SS) 18-101 et seq., as it may be amended from time to time, and any
                 -- ---
     successor to such statute.

          "Additional Capital Expenditures" shall mean any capital expenditure
           -------------------------------
     of the Company or any of its Subsidiaries in excess of 6% of FF&E relating to hotel properties owned or leased by the Company or any of its Subsidiaries approved by the Executive Committee other than an Emergency Expense.

          "Additional Capital Contributions" shall mean all capital
           --------------------------------
     contributions required to be made by, and made by, any Member pursuant to, and to the extent provided in, Section 6.1(b) and to the extent such capital contributions are not Initial Capital Contributions.

          "Adjusted Capital Account Balance" shall mean, with respect to any
           --------------------------------
     Member, the balance in such Member's Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and (ii) by adding to such balance such Member's share of

     Minimum Gain and Member Nonrecourse Debt Minimum Gain, determined pursuant to Regulations section 1.704-2(g)(1) and 1.704-2(i)(5).

          "Affiliate" with respect to any Person shall mean (i) any other Person
           ---------
     who controls, is controlled by or is under common control with such Person (whether directly or through one or more intermediaries), (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above or (iii) any immediate family member of any Person specified in clause (i) or (ii) above. For purposes of this definition, "control" of a Person includes the possession, directly or indirectly, of the power to (i) vote 10% or more of the voting securities of such Person and (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement" shall mean this Amended and Restated Limited Liability
           ---------
     Company Agreement, as it may be amended, supplemented, modified or restated from time to time.

          "Alter Cause" shall mean "Cause" as such term is defined in Section
           -----------
     8(a)(ii) of the Alter Employment Agreement.

          "Alter Good Reason" shall mean "Good Reason" as such term is defined
           -----------------
     in Section 8(c)(iii) of the Alter Employment Agreement.

          "Alter Member" shall mean, collectively, Alter LLC and any Alter
           ------------
     Transferee admitted as an additional or substitute Member of the Company in accordance with the provisions of this Agreement and any other transferee of Alter LLC by operation of law, until such time as such Person ceases to be a Member of the Company as provided herein; provided that each Alter Member shall be a Subsidiary of Alter of which Alter directly or indirectly directs or causes the direction of the management and policies; and provided further that the assignment to any Person of any Class D Units as provided in Section 6.4(g) hereof does not make that Person an "Alter Member".

          "Alter Transferees" shall mean (i) any corporation, partnership,
           -----------------
     limited liability company or other legal entity of which Alter (A) has a 50% direct or indirect economic interest and owns, directly or indirectly, 50% or more of the capital stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and (B) directly or indirectly directs or causes the direction of the management and policies, and (ii) any trust or custodianship the beneficiaries of which include only Alter, his present, former or future spouse or his lineal descendants and their present, former or future spouses, provided that in each case the transferee agrees in writing to be
              --------
     bound by the terms and conditions of this Agreement in a writing in form and substance reasonably satisfactory to the Company.

          "Available Cash" shall mean, for any quarterly period or such other
           --------------
     period for which computation may be appropriate, the excess, if any, of (A) the sum of (i) the amount of all cash receipts of the Company and its Subsidiaries during such period from whatever source (including all Capital Contributions and all loans from any Person, including any Member or its Affiliates) and (ii) any reduction in the Reserves existing at the start of such period, less (B) the sum of (i) all cash amounts paid or payable (without duplication) in such period on account of expenses and capital expenditures incurred in connection with the business of the Company and its Subsidiaries and approved in accordance with the provisions hereof (including, without limitation, general operating expenses, taxes, required amortization or interest on any debt of the Company and its Subsidiaries (including on any Priority Loan, Tax Loan or other loan made by a Member or an Affiliate of a Member) and expenses incurred in connection with the satisfaction of any refinancing of any of the properties acquired by the Company and its Affiliates), (ii) Reserves necessary as of the end of such period and (iii) any Bonus.

          "Biederman Member" shall mean, collectively, Biederman LLC and any
           ----------------
     Biederman Transferee admitted as an additional or substitute Member of the Company in accordance with the provisions of this Agreement and any other transferee of Biederman LLC by operation of law, until such time as such Person ceases to be a Member of the Company as provided herein; provided that each Biederman Member shall be a Subsidiary of Biederman of which Biederman directly or indirectly directs or causes the direction of the management and policies.

          "Biederman Transferees" shall mean (i) any corporation, partnership,
           ---------------------
     limited liability company or other legal entity of which Biederman (A) has a 50% direct or indirect economic interest and owns, directly or indirectly, 50% or more of the capital stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and (B) directly or indirectly directs or causes the direction of the management and policies, and (ii) any trust or custodianship the beneficiaries of which include only Biederman, his present, former or future spouse or his lineal descendants and their present, former or future spouses, provided that in each case the transferee agrees in writing to be
              --------
     bound by the terms and conditions of this Agreement in a writing in form and substance reasonably satisfactory to the Company.

          "Business Day" shall mean any day on which commercial banks are
           ------------
     authorized to do business and are not required by law or executive order to close in either New York, New York or Los Angeles, California.

          "Capital Contributions" shall mean, with respect to a Member at any
           ---------------------
     time, the aggregate of all Initial Capital Contributions and Additional Capital Contributions made by such Member to the Company as of such time.

          "Carrying Value" shall mean, with respect to any Company Asset, the
           --------------
     asset's adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Company Assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Units by any new or existing Member in exchange for more than a de minimis capital contribution, other than pursuant to the initial
     -- -------
     formation of the Company; (b) the date of the distribution of more than a de minimis amount of Company property other than cash to a Member; (c) the
     -- -------
     date that all or a portion of Units are is redeemed by the Company or (d) the date of the termination of the Company under Section 708(b)(1)(A) of the Code; provided, however, that adjustments pursuant to subsections (a),
               --------  -------
     (b) and (c) above shall be made only if the Managing Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. The Carrying Value of any Company Asset distributed to any Member shall be adjusted immediately prior to such distribution to equal its fair market value, as determined by the Members. Depreciation shall be calculated by reference to Carrying Value, instead of tax basis once Carrying Value differs from tax basis. The Carrying Value of any Initial Contributions other than cash shall be determined as provided in Article II of the Contribution Agreement.

          "Class" means the classes of Units into which the Interests in the
           -----
     Company may be classified or divided from time to time pursuant to the provisions of this Agreement.

          "Class A Member" means any Member holding one or more Class A Units in
           --------------
     its capacity as such.

          "Class A Unit" means any Class A Preferred Unit classified as such
           ------------
     pursuant to the provisions of this Agreement.

          "Class B Member" means any Member holding one or more Class B Units in
           --------------
     its capacity as such.

          "Class B Unit" means any Class B Common Unit classified as such
           ------------
     pursuant to the provisions of this Agreement.

          "Class C Member" means any Member holding one or more Class C Units in
           --------------
     its capacity as such.

          "Class C Unit" means any Class C Common Unit classified as such
           ------------
     pursuant to the provisions of this Agreement.

          "Class D Member" means any Member holding one or more Class D Units in
           --------------
     its capacity as such.

          "Class D Unit" means any Class D Common Unit classified as such
           ------------
     pursuant to the provisions of this Agreement.

          "Closing" shall have the meaning set forth in the Contribution
           -------
     Agreement.

          "Closing Date" shall have the meaning set forth in the Contribution
           ------------
     Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
     time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

          "Common Cash Consideration" has the meaning set forth in the OP Merger
           -------------------------
     Agreement.

          "Company" shall mean SHP Acquisition, L.L.C., the Delaware limited
           -------
     liability company being operated pursuant to this Agreement.

          "Company Assets" shall mean all right, title and interest of the
           --------------
     Company and its Subsidiaries in and to all or any portion of their respective assets (including the interest of the Company in each of its Subsidiaries).

          "Dissolution Event" shall mean an event causing a dissolution of the
           -----------------
     Company under Section 18-801 of the Act, including the bankruptcy of any Voting Member as provided under Section 18-801(b) of the Act but excluding
     (i) the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Non-Voting Member and (ii) the event specified in
     Section 18-801(a)(3).

          "Emergency Expenses" shall mean any expenditure of the Company or any
           ------------------
     of its Subsidiaries necessary with respect to required non-discretionary debt service payments, the payment of taxes, operating deficits and insurance premiums or similar matters reasonably required to avert or mitigate an emergency that threatens imminent injury to persons or material damage to property; provided that "Emergency Expenses" shall not include
                         --------
     any portion of any operating deficit attributable to capital expenditures relating to hotel properties owned or leased by the Company or any of its Subsidiaries in excess of 6% of FF&E, except to the extent such capital expenditure is to repair damage or destruction to hotel properties of the Company and its Subsidiaries not covered by insurance proceeds (which shall in all cases constitute "Emergency Expenses"); and provided further that in
                                                        -------- -------
     no event shall "Emergency Expenses" include any amounts required to fund direct or indirect expenses of the Company or its Subsidiaries unless the contract, agreement or other obligation that gives rise to any such expense was approved pursuant to the terms of this Agreement to the extent such contract, agreement or other obligation was required to be approved hereunder.

          "Employee Cause" shall mean, with respect to any employee of the
           --------------
     Company or its Subsidiaries, "Cause" as such term is defined in any then-effective employment agreement of such employee with the Company or its Subsidiary, provided that in the event "Cause" is not defined in such
                 --------
     employment agreement or such employee does not have such an employment agreement, "Employee Cause" shall mean "Cause" as reasonably determined by the Chief Executive Officer.

          "Employee Good Reason" shall mean, with respect to any employee of the
           --------------------
     Company or its Subsidiaries, "Good Reason" as such term is defined in any then-effective employment agreement of such employee with the Company or its Subsidiary, provided that in the event "Good Reason" is not defined in
                     --------
     such employment agreement or such employee does not have such an employment agreement, "Employee Good Reason" shall mean "Good Reason" as reasonably determined by the Chief Executive Officer.

          "Employee Members" shall mean (i) each New Employee Member and (ii)
           ----------------
     any Affiliate of (i) admitted as an additional or substitute Employee Member of the Company in accordance with the provisions of this Agreement, until such time as such Person ceases to be a Member of the Company as provided herein.

          "Employment Agreement" means, with respect to any Employee Member, any
           --------------------
     then-effective employment agreement of such Employee Member or the parent of such Employee Member with the Company or any Subsidiary; provided that
                                                                 --------
     nothing in any Employment Agreement shall contravene any provision of this Agreement and in the event of any conflicts, this Agreement shall govern.

          "Executive Committee Decisions" shall mean each of the following
           -----------------------------
     decisions affecting the Company or any Subsidiary thereof:

          (i) (A) entering into, modifying or terminating any management, franchise or similar agreement for any hotel or (B) taking any action not in compliance with any management, franchise or similar agreement for any hotel;

          (ii) modifying or terminating, or taking any action not in compliance with the Alter Employment Agreement, any New Alter Employment Agreement or any other employment agreement between Alter and the Company;

          (iii) purchasing or leasing assets, or making capital expenditures;

          (iv) selling, exchanging, leasing or otherwise transferring any assets other than in the ordinary course of business;

          (v) entering into, modifying or terminating any contract which provides for payments in excess of $75,000 during any one-year period or $500,000 over the term of the contract;

          (vi) dissolving, terminating and winding up the Company or any of its Subsidiaries, or filing a petition under any bankruptcy or other insolvency law, or admitting in writing the bankruptcy, insolvency or general inability to pay its debts of the Company or its Subsidiaries;

          (vii) (A) entering into or amending any financing agreements or incurring, guaranteeing, assuming, renewing, refinancing or paying any indebtedness for borrowed money, and (B) any other decisions or actions with respect to any outstanding indebtedness (other than the payment of regularly scheduled mandatory payments under such loans) other than in the ordinary course of business;

          (viii) commencing, terminating or settling any litigation or claim which would reasonably be expected to result in liability to the Company or any of its Subsidiaries in excess of $75,000;

          (ix) issuing any Units or admitting any new or substitute Members to the Company except as otherwise provided in Article IX hereof and except as provided in Sections 3.3, 3.4(b) or 6.1(b);

          (x) changing the business of the Company or any of its Subsidiaries;

          (xi) merging or consolidating the Company or any of its Subsidiaries with any other entity;

          (xii)   authorizing a Member to disclose confidential information;

          (xiii) making or accepting any loan or advance (excluding advances under any loan previously approved by the Executive Committee);

          (xiv) hiring, firing or renewing the employment agreement of the Chief Executive Officer;

          (xv) forming any Subsidiary or entering into any partnership, limited liability company or other joint venture, or acquiring any equity interests in or otherwise making any equity investment in any other entity;

          (xvi) (A) causing the Company or any Subsidiary to employ any individual, or otherwise engage any Person outside of the ordinary course of business, if such employment or engagement is material or (B) entering into any employment agreement with any Person for employment with the Company or any Subsidiary or, except as otherwise permitted by Section 3.5(b) or 6.4(g), any other agreement providing for the assignment of Units;

          (xvii) engaging any accountant, counsel or consultant for the Company and its Subsidiaries, or any change in or termination of any such accountant, counsel or consultant except in the ordinary course of business;

          (xviii) taking or committing to take any other action expressly requiring approval of the Executive Committee under this Agreement; and

          (xix) taking or committing to take any other action or making any decision of the Company or its Subsidiaries other than normal and customary day to day actions and decisions in operating the Company or any of its Subsidiaries or otherwise in the ordinary course of business in accordance with the Approved Budget then in effect.

     Notwithstanding anything to the contrary in clauses (i)(A), (iii), (iv),
     (v) or (xiii) of this definition, decisions taken in accordance with specific provisions of the applicable Approved Budget (after giving effect to the provisions of the last sentence of Section 4.4) and listed as a line-item in such Approved Budget shall not be "Executive Committee Decisions".

          "Expenses" shall mean expenses of the Company and its Subsidiaries
           --------
     incurred in connection with the normal and customary day-to-day operation thereof and Emergency Expenses.

          "Fair Market Value" shall mean, with respect to any security listed on
           -----------------
     Nasdaq or another principal securities exchange, the average closing prices of such securities quoted on Nasdaq or such other principal securities exchange on which such securities are listed, for the ten (10) trading days prior to the date of determination. "Fair Market Value" shall mean, with respect to any security not listed on a principal securities exchange or any Company Asset or other asset (other than cash or a cash equivalent), the "fair market value" as agreed upon in good faith by the relevant parties or, if the relevant parties cannot so agree within ten (10) days, then each party shall, within ten (10) days, submit in writing to a nationally recognized investment banking firm not having any substantial relation with either party and reasonably acceptable to each party (an "Independent Firm"), a proposed "Fair Market Value" together with
      ----------------
     documentation supporting such Fair Market Value (each such submission, a "Proposed FMV"). The Independent Firm shall determine, within ten (10)
      ------------
     days of receipt of the Proposed FMVs and supporting documentation, a fair market value for the relevant assets, and the Proposed FMV closest to such fair market value determined by the Independent Firm shall be the "Fair Market Value" and shall be final and binding on the parties for all purposes hereof; provided that the Independent Firm's determination of such
                      --------
     fair market value shall not exceed the highest of the Proposed FMVs and not be less than the lowest of the Proposed FMVs. In the event that the parties fail to promptly agree on an Independent Firm, each of the parties shall select a nationally-recognized investment banking firm, and the two investment banking firms proposed by the parties shall select a third nationally-recognized investment banking firm to serve as the Independent Firm, and the relevant Members shall be required to submit their Proposed FMV's to such Independent Firm within ten (10) days thereafter. Failure by either party to submit a Proposed FMV to the Independent Firm (or failure to propose an investment banking firm as the Independent Firm) shall, following receipt of written notice by the failing Member and a 15-day cure period thereafter, be deemed to result in the selection of the Proposed FMV or the proposed Independent Firm, as the case may be, of the non-defaulting party.

          "FF&E" means the gross revenues for any year with respect to the hotel
           ----
     properties of the Company and its Subsidiaries as such amount appears in the consolidated financial statements of the Company.

          "Fiscal Year" shall mean the calendar year ending on December 31 of
           -----------
     each year, unless a different fiscal year shall be required by the Code; provided that the first Fiscal Year of the Company shall commence on the Closing Date and end on December 31, 1999 (or such shorter period for which a determination is being made).

          "Funding Members" shall mean the Westbrook Members, Alter Member and
           ---------------
     Biederman Member.

          "Initial Capital Contributions" shall mean the Initial Capital
           -----------------------------
     Contributions made by the Members pursuant to the Contribution Agreement, in the amounts provided in Article II of the Contribution Agreement.

          "Interest" means a limited liability company interest in the Company
           --------
     as provided in this Agreement and under the Act and includes any and all rights and benefits to which the holder of such Interest may be provided under this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. Interests shall be expressed as a number of Units.

          "Managing Member" shall mean Westbrook Co-Invest or any other
           ---------------
     Westbrook Member designated by Westbrook Co-Invest, until such time as such Person ceases to be a Member of the Company as provided herein.

          "Member Nonrecourse Debt" shall have the meaning ascribed to such term
           -----------------------
     in Regulations section 1.704-2(b)(4).

          "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed
           ------------------------------------
     to such term in Regulations section 1.704-2(i)(2).

          "Member Nonrecourse Deductions" shall mean any item of Company loss,
           -----------------------------
     deduction, or expenditure under section 705(a)(2)(B) of the Code that is attributable to a Member Nonrecourse Debt, as determined pursuant to Regulations section 1.704-2(i)(2).

          "Members" shall mean the Westbrook Members, the Alter Member, the Non-
           -------
     Voting Members and any other Person admitted to the Company as an additional or substitute Member of the Company in accordance with the provisions of this Agreement, until such time as such Person ceases to be a Member of the Company as provided herein and "Member" means any one such
                                                   ------
     Person.

          "Minimum Gain" shall have the meaning set forth in Regulations section
           ------------
     1.704-2(d)(1) and shall mean the amount determined by (i) computing for each nonrecourse liability of the Company any gain the Company would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability and (ii) aggregating the separately computed gains. If the Carrying Value of any Company Asset differs from the adjusted tax basis of such property, the calculation of Minimum Gain pursuant to the preceding sentence shall be made by reference to the

     Carrying Value. For purposes hereof, a liability of the Company is a nonrecourse liability to the extent that no Member or related Person bears the economic risk of loss for that liability within the meaning of Regulations section 1.752-1.

          "Net Income (Loss)" shall mean for each Fiscal Year or other period,
           -----------------
     the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Section 7.4(c) through (f) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (v) except for items in (i) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition shall be treated as deductible items.

          "New Employee Member" shall mean each employee or Subsidiary of such
           -------------------
     employee admitted as a Member after the date hereof pursuant to the provisions of Section 9.1(b)(x), until such time as such Person ceases to be a Member of the Company as provided herein; provided that the engagement
                                                    --------
     by the Company or its Subsidiary of such employee must be approved by the Executive Committee hereunder prior to the admission of such Person as a Member hereunder.

          "New Alter Employment Agreement" shall mean an employment agreement
           ------------------------------
     for employment of Alter with the Company with a term commencing on the date after the date of expiration of the initial Alter Employment Agreement, having the same terms and conditions as the Alter Employment Agreement, provided that the base salary in such "New Alter Employment Agreement"
     --------
     shall equal the base salary of Alter under the Alter Employment Agreement as of the date of expiration thereof.

          "Non-Voting Members" shall mean each of the Biederman Member, each
           ------------------
     Employee Member, each Class A Member and each Class B Member other than the Alter Member and Westbrook Member.

          "Nonrecourse Deductions" shall have the meaning  ascribed to such term
           ----------------------
     in Regulations section 1.704-2(b)(1).

          "OP Units" shall mean the common and preferred limited partnership
           --------
     units in Sunstone OP.

          "Organizational Expenses" shall mean the actual third-party costs and
           -----------------------
     expenses (excluding overhead or other internal costs) of the Company or any Initial Member arising out of or relating to the organization of the Company (including the negotiation of this Agreement), the negotiation of the Merger Agreement and the agreements referred to therein (including any merger agreement with respect to Sunstone OP, any financing agreements, the Alter Employment Agreement, the Contribution Agreement and the Term Sheet dated April 5, 1999 relating thereto) and the consummation of the transactions contemplated thereby (including the financing thereof), including fees and expenses of counsel to the Company and the Alter Member and the Westbrook Members.

          "Person" shall mean an individual, partnership, joint venture,
           ------
     corporation, business trust, limited liability company, trust, unincorporated organization, governments (or agencies or political subdivisions thereof) and other associations and entities.

          "Pre-Liquidation Target Account" means, with respect to any Member at
           ------------------------------
     the close of any period for which Net Income or Net Loss is being determined, an amount (which may be either a positive balance or a negative balance to the extent a contribution is required) equal to the hypothetical distribution (or contribution) such Member would receive (or contribute) if all assets of the Company, including cash that has not been distributed (whether held in Reserves or otherwise), were sold for cash equal to their Carrying Value (taking into account any adjustments to Carrying Value for such year), all liabilities of the Company were then satisfied according to their terms (limited, with respect to each nonrecourse liability, to the Carrying Value of the assets securing such liability) and all remaining proceeds from such sale were distributed to the Members in the order of priority set forth in Section 6.4.

          "Rate of Return" shall mean, with respect to any Class A Units or
           --------------
     Class B Units, a return of all Capital Contributions made in respect of such Class A Units or Class B Units held by the holder of such Units (or by any previous holder of such Class A Units or Class B Units) plus a cumulative, quarterly compounded return on such Capital Contributions (and accrued but unpaid return at the specified rate outstanding from time to time) as made from time to time at a rate per annum equal to the applicable percentage specified herein. For purposes of computing such Rate of Return, the periods used to measure capital inflows and outflows shall be monthly and any Capital Contribution made, or deemed made, by such Member, any forfeiture of any Capital Contribution and any distribution of funds received by such Member at any time during a month shall be deemed to be made, forfeited or received on the date actually made. Any calculations shall be based on a 12-month year based on thirty (30) day months.

          "Regulations" shall mean the regulations promulgated under the Code.
           -----------

          "Renewal Date" shall mean the effective date of a New Alter Employment
           ------------
     Agreement.

          "Reserves" shall mean reserves of the Company reasonably established
           --------
     in good faith by the Executive Committee, (including in connection with any Emergency Expenses), as necessary for the operation of the Company and its Subsidiaries, in light of the anticipated cash receipts, including the timing thereof, of the Company and its Subsidiaries as of the end of the period for which such reserves are established; provided that in no event
                                                     --------
     shall "Reserves" include any amounts required to fund direct or indirect expenses of the Company or its Subsidiaries unless the contract, agreement or other obligation that gives rise to any such Expense was approved pursuant to the terms of this Agreement to the extent such contract, agreement or other obligation was required to be approved hereunder; and provided, further, that "Reserves" may include amounts relating to future
     --------  -------
     required debt payments, but shall not include amounts relating to discretionary debt payments or to acquisitions or major expansions of hotels to the extent the Company or any Subsidiary does not then have a contractual obligation entered into in compliance with the terms of this Agreement to make any such acquisition or expansion.

          "Residual Share"  shall mean for each Class B Member, a fraction, the
           --------------
     numerator of which is the aggregate of the Initial Capital Contributions of such Class B Member (and by any previous holder of the Class B Units then held by such Member) in respect of the Class B Units held by such Member plus all Capital Contributions made (and required to be made) by a Class B
     ----
     Member pursuant to Section 6.1(b) (or by any previous holder of the Class B Units then held by such Class B Member) (not reduced by distributions thereof) in respect of the Class B Units held by such Member plus the
                                                                  ----
     outstanding principal amount of, and accrued interest on, any Priority Loans made by such Class B Member under Section 6.2(b) (or by any previous holder of the Class B Units then held by such Class B Member) (not reduced by repayments thereof) in respect of the Class B Units held by such Member plus any amounts distributed to such Class B Member under Section 6.4(d)
     ----
     (or to any previous holder of the Class B Units then held by such Member), and the denominator of which is the aggregate of all such amounts for all Class B Members.

          "Subsidiary" or "Subsidiaries" of any Person means any corporation,
           ----------      ------------
     partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other wholly-owned subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, and any partnership of which such Person serves as general partner. In addition, Sunstone Hotel Properties, Inc., a Colorado corporation or any successor entity thereto ("Lessee"), shall be a "Subsidiary" of the Company for
                      ------
     purposes of this Agreement as long as the Company holds, directly or indirectly, at least a 49% equity interest in Lessee.

          "Unit" means a fractional share of the Interests of all Members.  The
           ----
     number of Units outstanding and the holders thereof are set forth on Schedule A, as Schedule A may be amended from time to time pursuant to
     Section 3.2.

          "Voting Members" shall mean the Alter Member and the Westbrook
           --------------
     Members.

          "Westbrook Members" shall mean Westbrook Co-Invest, Westbrook Fund,
           -----------------
     WRECIP III and any Westbrook Transferee admitted as an additional or substitute Member of the Company in accordance with the provisions of this Agreement, until such time as such Person ceases to be a Member of the Company as provided herein.

          "Westbrook Transferees" shall mean (i) any investment fund of which
           ---------------------
     Westbrook Real Estate Partners, L.L.C, a Delaware limited liability company ("WREP"), or a Subsidiary of WREP of which WREP directly or indirectly
       ----
     directs or causes the direction of the management and policies, is the general partner (a "Westbrook Investment Fund"); provided that such general
                         -------------------------    --------
     partner continues to be a Subsidiary of WREP and so directed by WREP as long as such investment fund is a Member or (ii) any entity in which any Westbrook Investment Fund (A) has a 50% direct or indirect economic interest or owns, directly or indirectly, 50% or more of the capital stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and (B) directly or indirectly directs or causes the direction of the management and policies; provided
                                                                     --------
     that in each case the transferee agrees in writing to be bound by the terms and conditions of this Agreement in a writing in form and substance reasonably satisfactory to the Company.

          (b) As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite such term:

           Term                                        Section
           ----                                        -------

        Adverse Change                                 2.6(a)
        Alter                                         Preamble
        Alter Call                                     9.3(b)
        Alter Employment Agreement                    Recitals
        Alter LLC                                     Preamble
        Alter Price                                    9.3(a)
        Alter Put                                      9.3(a)
        Approved Budget                                 4.4
        Biederman                                     Recitals
        Biederman Call                                 9.3(d)
        Biederman LLC                                 Preamble
        Biederman Price                                9.3(c)
        Biederman Put                                  9.3(c)
        Bonus                                          10.14
        CapEx Loan                                     6.2(c)
        Capital Account                                 7.3
        Chief Executive Officer                         4.2
        Company Accountant                             7.1(f)
        Company Sale                                   9.5(a)

             Term                                    Section
             ----                                    -------

        Contributing Member                           6.2(b)
        Contribution Agreement                       Recitals
        Contribution Loan                             6.2(a)
        Drag-Along Rights                             9.2(b)
        Employee Call                                 9.4(a)
        Employee Price                                9.4(a)
        Executive Committee                           4.1(a)
        Indemnitees                                 4.5(e)(iii)
        Initial Members                                3.2
        Investors Sub                                Recitals
        Liquidator                                     8.2
        Managers                                      4.1(a)
        Merger Agreement                             Recitals
        Net Income Excess                             6.4(j)
        Noncontributing Member                        6.2(b)
        Notified Member                               9.5(b)
        Notifying Member                              9.5(b)
        Offer Notice                                  4.3(c)
        Officers                                       4.2
        OP Merger                                    Recitals
        OP Merger Agreement                          Recitals
        OP Unitholder                                  3.3
        Original Agreement                           Recitals
        Original Members                             Preamble
        Other Employees                               6.4(g)
        Other Members                                 9.2(b)
        Permitted Transfer                            9.1(b)
        Plan Asset Rules                               2.6
        Preferred Call                                9.6(b)
        Preferred Price                               9.6(a)
        Preferred Put                                 9.6(a)
        Principal Agreements                          10.16
        Priority Loan                                 6.2(b)
        Sale Proposal                                 9.5(a)
        SHP Properties                               Recitals
        Stand Alone Sale                              4.3(c)
        Sunstone                                     Recitals
        Sunstone OP                                  Recitals
        Tag-Along Rights                              9.2(a)
        Tagging Members                               9.2(a)
        Tax Loan                                      6.4(j)
        Tax Matters Member                             7.2
        Termination Notice                            9.5(b)

               Term                                  Section
               ----                                  -------

        Transfer                                      9.1(a)
        Transferee                                    9.1(b)
        UBTI                                          2.6(a)
        Valuation Agent                               2.6(b)
        Westbrook Acquisitions                       Preamble
        Westbrook Co-Invest                          Preamble
        Westbrook Fund                               Preamble
        WRECIP III                                   Preamble

          SECTION 1.2  Terms Generally. The definitions in Section 1.1 shall
                       ---------------
apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The term "hereunder" shall mean this entire Agreement as a whole unless reference to a specific section of this Agreement is made.


                                  ARTICLE II

                              GENERAL PROVISIONS
                              ------------------

          SECTION 2.1  Formation.  The Original Members have formed the Company
                       ---------
under the provisions of the Act for the limited purposes set forth and on the other terms and conditions set forth in this Agreement.

          SECTION 2.2  Name.  The Company shall conduct its activities under the
                       ----
name of SHP Acquisition, L.L.C. The Executive Committee shall have the power at any time to change the name of the Company; provided, that the name shall always
                                            --------
contain the words "Limited Liability Company" or the abbreviation "L.L.C.". The Executive Committee shall give prompt notice of any such change to each Member.

          SECTION 2.3  Term.  The term of the Company commenced April 5, 1999
                       ----
and shall continue until December 31, 2049, unless sooner dissolved, wound up and terminated in accordance with Article VIII of this Agreement.

          SECTION 2.4  Purpose; Powers.  (a)  The purpose of the Company shall
                       ---------------
be, directly or through ownership of equity interests in other entities, (i) to own, acquire, manage and reposition primarily full service hotel properties in the United States and (ii) to do all things permitted by law that are necessary or incidental to any of the foregoing.

          (b) In furtherance of its purposes, the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, including the following:

          (i) to invest and reinvest the cash assets of the Company and its Subsidiaries in money-market or other short-term investments;

          (ii) to have and maintain one or more offices within or without the State of Delaware, and, in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

          (iii) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

          (iv) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, and to form or cause to be formed and to participate in and own equity interests in partnerships, joint ventures and limited liability companies, whether foreign or domestic;

          (v) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purposes;

          (vi) to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment of claims against the Company and its Subsidiaries, and to execute all documents and make all representations, admissions and waivers in connection therewith;

          (vii) to distribute, subject to the terms of this Agreement, at any time and from time to time to Members cash or investments or other property of the Company or its Subsidiaries, or any combination thereof;

          (viii) to borrow money, whether secured or unsecured, and to make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness, all without limit as to amount, and to guarantee the payment thereof, and to secure the payment thereof by mortgage, pledge, or assignment of, or security interest in, the assets then owned or thereafter acquired by the Company or its Subsidiaries;

          (ix) to buy, sell, own, operate and otherwise deal with assets of any nature, including real estate assets;

          (x) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Company or any of its Subsidiaries; and

          (xi) to take such other actions necessary or incidental thereto as may be permitted under applicable law.

          SECTION 2.5  Registered Office; Place of Business; Registered Agent.
                       ------------------------------------------------------
The Company shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other office within the State of Delaware as is chosen by the Executive Committee.
The Company shall maintain an office and principal place of business at 903 Calle Amanecer, San Clemente, California 9273-6212, or at such other place as may from time to time be determined as its principal place of business by the Executive Committee; provided, that the Executive Committee shall give notice to
                     --------
the other Members of any change in the Company's principal place of business. The name and address of the Company's registered agent as of the date of this Agreement is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the Company's registered agent in California as of the date of this Agreement is CT Corporation System, 818 West Seventh Street, Los Angeles, California 90017.

          SECTION 2.6  Alternative Investment Structure.    (a)  In order (i) to
                       --------------------------------
qualify and/or preserve the status of (x) the Company, (y) any entity which owns an interest in any Westbrook Member or (z) any entity in which any Member and/or the Company owns an interest and which owns any Units as an "operating company" as defined in the United States Department of Labor regulations 29 C.F.R.
(S)2510.3-101 (the "Plan Asset Rules"), or (ii) to minimize the effects of any
                    ----------------
"unrelated business taxable income" as described in sections 512 and 514 of the Code ("UBTI") on any entity which owns an interest in any Westbrook Member and
       ----
their respective Affiliates, each Member agrees to consent to modifications reasonably proposed from time to time by any Westbrook Member to the structure of the Company and/or the Company's investments in, and ownership of, its assets and properties and/or to the terms of this Agreement, including, without limitation, the capital contribution and allocation and distribution provisions set forth in Articles VI and VII, if in any such case the modifications will not adversely affect to any degree the aggregate amount or timing of capital contributions, payment of fees, distributions of Available Cash and liquidation proceeds or the aggregate allocations of Net Income and Net Loss to any Other Member or any other economic rights of any Other Member hereunder or any management rights or other control rights of any Other Member hereunder; provided, however, that if such modifications adversely affect to any degree the aggregate amount or timing of capital contributions, fees payable or distribution of Available Cash and liquidation proceeds or the aggregate allocations of Net Income and Net Loss or any other economic rights of any Other Member hereunder or any rights of management or other control rights hereunder to any Other Member (an "Adverse Change"), the provisions of Section 2.6(b)
                         --------------
shall apply. Subject to and specifically limited by the foregoing, any such modification may include, without limitation, the formation by the Members of other entities (including, without limitation, corporations and trusts that qualify as real estate investment trusts under Section 856 of the Code) to be owned by the Members or their Affiliates and which will own a portion of the assets and properties to be included in the Initial Capital Contributions to the Company. In any such event the Company and such other entities shall be treated as a single partnership for federal income tax purposes and the fees payable to, the amounts distributable to, the Net Income and Net Loss allocable to, the capital contributions required to be contributed by, the maintenance of Capital Accounts, and the buy-sell rights and obligations pursuant to this Agreement and the organizational documents governing such other entities shall be calculated, determined and applied on an aggregate basis as if the property and assets to be included in the Initial Capital Contribution were owned by the

Company pursuant to this Agreement as in effect as of the Closing unless the Managing Member determines in its sole discretion that such provisions must be calculated, determined and applied on an entity by entity basis and not on an aggregate basis to qualify or preserve the status of the Managing Member, any entity which owns an interest in any Westbrook Member, the Company or any entity in which the Members and/or the Company owns an interest and which owns any Units as an "operating company" under the Plan Asset Rules. If the Managing Member determines that such provisions must be calculated, determined and applied on an entity by entity basis and not an aggregate basis, the Members agree to negotiate in good faith modifications to the terms of this Agreement and to the organic documents governing such other entities so as to preserve as nearly as possible without any material adverse affect to any Other Member the same overall economic benefits and burdens relating to the property and assets to be included in the Initial Capital Contribution as exist under this Agreement as in effect as of the Closing; provided, however, that if such modifications cause any Adverse Change, the provisions of Section 2.6(b) shall apply. Each Member agrees to execute, acknowledge, deliver, file, record and publish all such documents, agreements and instruments and to do all such other acts and things as are reasonably necessary to implement the foregoing, subject to the limitations set forth in the first sentence of this Section 2.6. The Westbrook Members shall bear (directly, and not as a capital contribution or a loan to the Company) all costs and expenses of the Company and the Members (and shall be allocated all of the deductions associated with such costs and expenses which shall be treated as deductions of the Westbrook Members and not deductions of the Company) incurred in connection with any transfers of the property and assets included in the Initial Capital Contribution and the formation of any additional entities to own any portion of the property and assets included in the Initial Capital Contribution in connection with any of the foregoing, including the reasonable fees and expenses of the legal counsel, accountants and other advisors of each Other Member in connection with any modification consummated pursuant to this Section 2.6 and all costs relating to the process described in Section 2.6(b) below, including the cost relating to the engagement of any Valuation Agent. The Westbrook Members shall reimburse each Other Member for all such costs within ten (10) Business Days after such Other Member delivers to the Westbrook Member written notice that is has incurred any such costs and reasonable supporting documentation relating thereto. If the Westbrook Members fail to reimburse any Other Member within such time period, the Company shall pay (and such Other Member shall have the authority to cause the Company to so pay) all such amounts to such Other Member.

          (b) In the event of any Adverse Change, the Managing Member shall notify each Member and calculate and provide each Member with a calculation of an estimate of the economic value of such Adverse Change incurred by such Member. If the Members are unable to mutually agree upon the amount thereof within 30 days, the Members shall, within 10 days after the expiration of the foregoing 30-day period, mutually agree on an independent third party (the "Valuation Agent") to determine the economic value of the Adverse Change to the
 ---------------
Alter Member arising from the Adverse Change resulting from a modification described in Section 2.6(a). If the parties are unable to agree on a Valuation Agent within such 10-day period, the Valuation Agent shall be appointed by the Chief Judge of the District Court of the United States of America for the Southern District of New York acting as an individual. In making its determination of the economic value of the Adverse Change, the Valuation Agent shall only consider the impact of the modifications to the amounts and timing of capital contributions, fees payable and distributions of Available Cash and liquidation proceeds and the allocation of Net Income and Net Loss to any Other Member. Any Valuation Agent selected shall be independent and shall not have performed any appraisal or valuation services for the Company, the Managing Member, any other Member, any entity owning an interest in any Member or their Affiliates at any time prior to its selection unless approved in writing by the Alter Member. Within 60 days after the selection or appointment of the Valuation Agent, the Valuation Agent shall deliver to the Members a written report of the foregoing valuation, and the determination of the Valuation Agent thereon shall be conclusive and binding upon the Members. Within 30 days after the receipt of such report, the Westbrook Members shall pay in cash (in such proportion as they shall agree) to each Other Member the amount of the economic value of the Adverse Change with respect to such Member determined by the Valuation Agent. Such payment shall not be considered or deemed a transaction of the Company and shall not be treated Capital Contribution or loan by any Westbrook Member or a distribution or borrowing by any Other Member.


                                  ARTICLE III

                             MEMBERS AND INTERESTS
                             ---------------------

          SECTION 3.1  Units.  Each Member's Interest shall be represented by
                       -----
Units. The Units initially shall be divided into four Classes, "Class A Preferred Units", "Class B Common Units", "Class C Common Units" and "Class D Common Units". Except as expressly provided in this Agreement to the contrary,
(a) any reference to "Units" shall include the Class A Units, Class B Units, Class C Units and Class D Units and any other Classes of Units that may be established pursuant to Section 3.6 and (b) any reference to "Members" shall include the Class A Members, Class B Members, Class C Members and Class D Members and any other Member holding any other Class of Units. At the Closing, Class A Units will be issued to one or more OP Unitholders to the extent any such OP Unitholder elects to receive Class A Units (in lieu of Class B Units or Common Cash Consideration), as further provided in Section 3.3. At the Closing, Class B Units will be issued to (i) the Westbrook Members, Alter Member and Biederman Member in exchange for their Initial Capital Contributions made pursuant to Section 6.1(a) as set forth in Article II of the Contribution Agreement, as further provided in Section 3.4(a) and (ii) one or more OP Unitholders to the extent any such OP Unitholder elects to receive Class B Units (in lieu of Class A Units or Common Cash Consideration), as further provided in
Section 3.4(b). Class B Units will also be issued to the Funding Members as provided in Section 3.4(c) to the extent such Funding Members make any Additional Capital Contributions to the Company as provided in Section 6.1(b). At the Closing, Class C Units and Class D Units, which represent limited rights as provided in Section 3.5(a), will be issued to the Initial Members as further provided in Section 3.5(b), subject to the transfer of such Units pursuant to
Section 3.5(b) or the assignment of such Units pursuant to Section 6.4(g).

          SECTION 3.2  Members.  Schedule A hereto contains the name and address
                       -------   ----------
of each Member of the Company as of the date of this Agreement. Each of Alter LLC, Biederman LLC, Westbrook Fund, WRECIP III and Westbrook Co-Invest is hereby admitted as a Member as of the date of this Agreement (collectively, the "Initial Members") and each
                                                     ---------------
of Westbrook Acquisitions and Alter hereby resigns as a Member as of the date of this Agreement. Schedule A shall be revised by the Managing Member from time to
                ----------
time to reflect the admission, resignation, substitution, expulsion, bankruptcy or dissolution of a Member and the issuance, transfer, assignment or other changes in ownership of Units in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein.

          SECTION 3.3  Class A Units.  At the Closing, pursuant to the terms of
                       -------------
the OP Merger Agreement, each Person who is a registered holder of OP Units (an "OP Unitholder") may receive, as consideration for such OP Units under the OP
 -------------
Merger Agreement, either Class A Units or Class B Units, at the election of such OP Unitholder. Each OP Unitholder electing to receive Class A Units shall receive a number of Class A Units equal to the number of OP Units exchanged for such Class A Units and shall have an agreed-upon value of its Capital Contribution as of the Closing for purposes of its initial Capital Account equal to (a) the number of OP Units exchanged for Class A Units multiplied by (b) the amount of the Common Cash Consideration. Any such OP Unitholder shall, after agreeing in writing to be bound by the terms and conditions of this Agreement in a writing in form and substance reasonably satisfactory to the Company, be admitted as a Class A Member without the consent of any other Member.

          SECTION 3.4  Class B Units.  (a) Upon making the Initial Capital
                       -------------
Contributions provided in Section 6.1(a)(i), there will be issued (i) to each Westbrook Member a number of Class B Units that equals (A) the Initial Capital Contribution of such Westbrook Member divided by (B) the amount of the Common Cash Consideration, (ii) to the Alter Member a number of Class B Units that equals (A) the Initial Capital Contribution of the Alter Member divided by (B) the amount of the Common Cash Consideration and (iii) to the Biederman Member a number of Class B Units that equals (A) the Initial Capital Contribution of the Biederman Member divided by (B) the amount of the Common Cash Consideration.

          (b) At the Closing, pursuant to the terms of the OP Merger Agreement, each OP Unitholder electing to receive Class B Units as consideration for such OP Units under the OP Merger Agreement shall receive a number of Class B Units equal to the number of OP Units exchanged for such Class B Units, and shall have an agreed-upon value of its Capital Contribution as of the Closing for purposes of its initial Capital Account equal to (i) the number of OP Units exchanged for Class B Units multiplied by (ii) the amount of the Common Cash Consideration. Any such OP Unitholder shall, after agreeing in writing to be bound by the terms and conditions of this Agreement in a writing in form and substance reasonably satisfactory to the Company, be admitted as a Class B Member without the consent of any other Member.

          (c) In the event any additional Class B Units are issued after the Closing Date, the number of Class B Units to be issued will equal the number determined by multiplying (i) the number of then-outstanding Class B Units by
(ii) a fraction, the numerator of which is the total Capital Contributions being made to acquire such new Class B Units and the denominator of which is the aggregate Capital Contributions previously made in respect of all the then-outstanding Class B Units.

          SECTION 3.5  Class C and D Units.  (a) The Class C Units and the Class
                       -------------------
D Units shall be special Classes of Interests representing only (i) the right to participate in allocations of Net Income and Losses of the Company and to receive distributions from the Company in accordance with the terms of this Agreement and (ii) such other rights as expressly provided to the Class C Units and/or the Class D Units under this Agreement.

          (b) As of the Closing, there will be issued and outstanding to the Initial Members 1,207,730 Class C Units and 1,000 Class D Units, which Class C Units and Class D Units will be owned by the Initial Members as set forth on Schedule B. Subject to the terms of any Employment Agreement, the Alter Member
----------
will have the right, in its sole discretion, to transfer Class C Units and Class D Units at any time from any Employee Member to the Alter Member, any other Employee Member or any Other Employee without the prior consent of such Employee Member (or any other Member, including any Westbrook Member) and the Alter Member will amend Schedule B from time to time to reflect any such transfers. The Employment Agreements of the Employee Members may contain additional provisions with respect to the ownership of the Class C Units and Class D Units, including provisions providing for vesting of ownership over time and forfeiture of ownership under certain circumstances; provided that the provisions of such
                                          --------
Employment Agreements must not contravene any provisions of this Agreement and in the event of a conflict this Agreement shall govern.

          SECTION 3.6  Additional Issuance of New Class of Units.  Subject to
                       -----------------------------------------
the provisions of this Agreement, including Articles IV and IX, after the Closing, for any purpose specified in Section 2.4, the Executive Committee is authorized to cause the Company to issue one or more new Classes of Units representing additional Interests (in addition to the Class A Units, the Class B Units, the Class C Units and the Class D Units) at any time or from time to time to existing Members or to other Persons and to admit such other Persons as
Members subject to the terms and conditions of this Agreement.    Subject to the
provisions of this Agreement, including Articles IV and IX, the Executive Committee Board shall have sole and complete discretion to determine whether to cause the Company to issue a new Class or Classes of Units and in determining the consideration and terms and conditions with respect to any future issuance of a new Class of Units, and the designations, preferences and relative, participating, optional or other special rights, powers and duties of any such Class or Classes; provided that any such new Class or Classes of Units may be
                  --------
pari passu with, but shall not have any distribution or other rights hereunder senior in priority to, the Class A Units.


                                  ARTICLE IV

                    MANAGEMENT AND OPERATION OF THE COMPANY
                    ---------------------------------------

          SECTION 4.1  Management.  (a)  The Company shall have an Executive
                       ----------
Committee (the "Executive Committee") which shall initially consist of four
                -------------------
individuals (each, a "Manager") or such other number (but in no event fewer than
                      -------
four) as may be established by agreement of the Managing Member and the Alter Member, of whom one shall be appointed by the Alter Member, one by the Westbrook Fund, one by WRECIP III and one by Westbrook Co-

Invest; provided that in the event the number of Managers is adjusted, the
        --------
Westbrook Members, collectively, shall in all cases have the right to appoint a majority of the Managers; and provided, further that the Westbrook Members,
                              --------  -------
collectively, shall have the right to appoint all of the Managers, and any Manager appointed by the Alter Member shall cease to be a Manager, in the event either (i) the employment of Alter with the Company is terminated by the Company for Alter Cause pursuant to the Alter Employment Agreement or the New Alter Employment Agreement or (ii) the Alter Member ceases to hold any Units. For so long as Alter is employed by the Company or any Subsidiary thereof, Alter shall be appointed by the Alter Member as a Manager; thereafter, an individual listed on Schedule 4.1 or another individual reasonably acceptable to the Managing
   ------------
Member may be selected by the Alter Member to serve instead of Alter as the Manager to be appointed by the Alter Member pursuant to this Section 4.1. Subject to the immediately preceding sentence, each of the Alter Member and each Westbrook Member shall have the right to remove and designate replacements of those Managers appointed by it. In acting in the capacity as a Manager, an individual shall not be required to consider the interests of, or have any duty stated or implied by law or equity to, any Member other than the Member that appointed such Manager. None of the Non-Voting Members shall have any right to appoint a Manager hereunder. The Managers shall appoint by majority vote one of the Managers to preside at meetings of the Executive Committee.

          (b) The Executive Committee shall have general supervision, direction and control of the business of the Company. The normal and customary day-to-day operations of the Company shall be managed by officers of the Company in accordance with Section 4.2 and subject to Sections 4.3 and 4.4.

          (c) Except as provided in Section 4.3(a), (i) an action or decision of the Executive Committee shall require the consent or vote of a majority of the Managers and (ii) a majority of the total number of incumbent Managers shall be necessary to constitute a quorum for the transaction of business at any meeting of the Executive Committee. Except as otherwise provided in this Agreement or by the Act, the action of a majority of the Managers present at any meeting at which there is a quorum, when duly assembled, is valid. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Managers, if any action taken is approved by a majority of the required quorum for such meeting. No Member, acting solely in its capacity as a Member, shall have the power and authority to act for and bind the Company unless such matter has been approved by the Managers as set forth herein.

          (d) Meetings of the Executive Committee shall be held at the principal office of the Company, unless some other place is designated in the notice of the meeting. Any Manager may participate in a meeting through use of a conference telephone, video conference or similar communication equipment so long as all Managers participating in such a meeting can hear one another. Accurate minutes of any meeting of the Executive Committee shall be maintained by the Officer designated by the Executive Committee for that purpose.

          (e) Special meetings of the Executive Committee for any purpose may be called at any time by the person selected to preside at meetings of the Executive Committee.

Unless waived by the Executive Committee, at least two business days notice of the time and place of any meeting of the Executive Committee shall be delivered personally to each of the Managers, communicated to them by facsimile, or communicated by Federal Express or other comparable overnight courier service. Notice shall be transmitted to the last known facsimile number or address of the Manager as shown on the records of the Company. Such notice as above provided shall be considered due, legal and personal notice to such Manager. With respect to a special meeting which has not been duly called or noticed pursuant to the foregoing provisions, all transactions carried out at the meeting are as valid as if had at a meeting regularly called and noticed if: (i) all Managers are present at the meeting, and sign a written consent to the holding of such meeting, (ii) if a majority of the Managers are present and if those not present sign a waiver of notice of such meeting and a written consent to the matters approved therein, whether prior to or after the holding of such meeting, which waiver, consent or approval shall be filed with the other records of the Company or (iii) if a Manager attends a meeting without notice and does not protest prior to the meeting or at its commencement that notice was not given to him or her.

          (f) Any action required or permitted to be taken by the Managers may be taken without a meeting and will have the same force and effect as if taken by a vote of Managers at a meeting properly called and noticed, if authorized by a writing signed individually or collectively by all, but not less than all, the Managers. Such consent shall be filed with the records of the Company.

          (g) The Members hereby delegate to each and any one of the Managers the nonexclusive power and authority to act as an agent of Company and, in such capacity, to bind the Company in the ordinary course of the Company's business and to execute any and all documents to be signed by the Company, subject to the limitations on the authority of the Managers.

          (h) Notwithstanding anything to the contrary contained in this Agreement, the Managers appointed by the Original Members in the Original Agreement (which Managers are Alter, Paul Kazilionis and Jonathan H. Paul) shall continue as Managers designated by the Members as of the date of this Agreement. Alter shall be deemed appointed by Alter Member, Paul Kazilionis by Westbrook Co-Invest and Jonathan H. Paul by Westbrook Fund for purposes of Section 4.1(a) hereof. In addition, Mark Mance shall be appointed as Manager by WRECIP III for purposes of Section 4.1(a) hereof. The delegation by the Original Members to the Managers of nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the Company's business and to execute any and all documents to be signed by the Company shall continue in full force and effect.

          SECTION 4.2  Officers.  The Members agree that the Company shall not
                       --------
have, and the Executive Committee shall not appoint, any officers of the Company (the "Officers") prior to the Closing Date (other than pursuant to the Alter
      --------
Employment Agreement pursuant to which Alter shall become Chief Executive Officer as of (but not prior to) the Closing). As of the Closing, the Officers shall include a chief executive officer (the "Chief Executive Officer"). The
                                              -----------------------
Company may also have such other Officers as the Executive Committee in its discretion may appoint or whom may be appointed by the other Officers if specifically authorized to do so by the Executive Committee. Following the Closing, the Chief Executive Officer shall, subject to the general direction and control of the Executive Committee, have overall responsibility for the management of the normal and customary day-to-day operations of the Company, subject to Sections 4.1, 4.3 and 4.4, and will be empowered to and will engage in all appropriate and necessary activities to accomplish the purposes of the Company as set forth herein. Notwithstanding the foregoing, all Executive Committee Decisions shall be approved by a majority of the Executive Committee (or all of the Managers to the extent required by Section 4.3). The initial Chief Executive Officer will be Alter, and as of the date hereof the Company has entered into the Alter Employment Agreement providing the terms of Alter's employment with the Company effective as of the Closing. The Members hereby delegate to each of the Officers the nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the Company's business and to execute any and all documents to be signed by the Company, subject to the limitations on the authority of the Officers set forth herein and under the Act. The Officers and other key employees of the Company will be compensated in accordance with this Agreement, their respective employment agreements, if any, and, if applicable, the compensation guidelines agreed to by the Alter Member and the Westbrook Members.

          SECTION 4.3  Executive Committee Approval Requirements and Other
                       ---------------------------------------------------
Limitations on Actions.  (a)  Prior to the Closing, the Executive Committee will
----------------------
not authorize and the Company will not take, and will cause each of its Subsidiaries not to take, any of actions set forth in clauses (i), (ii), (iii) or (vii) below and after the Closing, the Executive Committee will not authorize and the Company will not take, and will cause each of its Subsidiaries not to take, any of the following actions without the prior approval of all the Managers at a meeting of the Executive Committee or action by written consent of the Executive Committee pursuant to Section 4.1, except that the Company shall have the right to do such of the following as is necessary to permit it to fulfill its obligations under Section 9.3 and 9.4 hereof:

          (i)   amending the Merger Agreement, provided that approval of the
                                               --------
     Manager appointed by the Alter Member shall not be required to terminate the Merger Agreement or to waive any condition precedent under the Merger Agreement;

          (ii) changing the interest rate or principal amount, reducing the maturity to a period of less than three years or making any material change in the mandatory amortization schedule under any debt financing agreements relating to the Merger Agreement, provided that approval of the Manager
                                       --------
     appointed by the Alter Member shall not be required to terminate any such agreements prior to the termination of the Merger Agreement or to waive any condition precedent under such agreements;

          (iii) conducting any business prior to the Closing other than that necessary or incidental to the consummation of the transactions contemplated by the Merger Agreement and the agreements referred to therein (including any merger agreement with respect to Sunstone OP, any financing agreements, the Alter Employment Agreement, the Contribution Agreement and the Term Sheet dated April 5, 1999 relating thereto);

          (iv) acquiring all or any portion of any hotel property or any direct or indirect interest therein or entering into any contract to acquire any hotel properties, directly or indirectly;

          (v) funding any capital expenditure in any fiscal year for renovations of hotel properties in excess of 6% of FF&E other than as provided in Section 6.2(c) (except to the extent such capital expenditure is to repair damage or destruction to hotel properties of the Company and its Subsidiaries not covered by insurance proceeds);

          (vi) entering into any transaction with any Affiliate of any Westbrook Member unless such affiliation is disclosed in writing to all of the Managers and such transaction is on terms no less favorable to the Company or any of its Subsidiaries than it would obtain in a comparable arm's length transaction with a third party that is not an Affiliate of any Westbrook Member and otherwise complies with Section 4.5(d);

          (vii) issuing any Units or admitting any Person as a substitute or additional Member (other than in connection with a Permitted Transfer) except as provided in Sections 3.3, 3.4, 3.5 or 6.1(b);

          (viii) amending this Agreement or otherwise taking any act in contravention of this Agreement;

          (ix)   making any distribution to the Members other than cash;

          (x) retaining (and not distribute as contemplated by Section 6.3) any Available Cash;

          (xi) requiring or making any Additional Capital Contributions other than pursuant to Section 6.1(b);

          (xii) paying any discretionary bonus to Alter (which does not include the Bonus) or any other Officer;

          (xiii) taking any action which would cause the Partnership to become an entity other than a Delaware limited partnership;

          (xiv) establishing or adjusting the adjusted basis of any asset for federal income tax purposes, provided that approval of a Manager shall not
                                  --------
     be required if the Member which appointed such Manager is not adversely affected by such action;

          (xv) entering into any agreement (A) which would cause any Member to become personally liable on or in respect of or to guarantee any indebtedness of the Company or any Subsidiary thereof or (B) which is not nonrecourse to such Member;

          (xvi) performing any act which would make it impossible to carry on the ordinary business of the Company, except in connection with the involuntary dissolution, winding up and termination of the Company as provided by Sections 8.1 and 8.2;

          (xvii) possessing Company Assets, or assigning, transferring or pledging the Company's rights in specific Company Assets, for other than a Company purpose; or

          (xviii) employing, or permitting to be employed, the funds or assets of the Company or any Subsidiary for other than a Company purpose.

          (b) Prior to the eighteen-month anniversary of the Closing Date, the Company shall not (and the Members shall not permit the Company to), and shall not permit any Subsidiary to, voluntarily sell or otherwise transfer, in one transaction or in a series of transactions (whether or not related), Company Assets which, in the aggregate, include more than 30% of (x) the aggregate number of guest rooms owned (directly or indirectly) by the Company and its Subsidiaries as of the Closing Date plus (y) the number of guest rooms
                                    ----
subsequently acquired by them, unless the aggregate sale price for such Company Assets exceeds the aggregate cost basis of the assets sold for purposes of the Company's financial statements, excluding depreciation and amortization of the Company and its Subsidiaries in such Company Assets, but including the aggregate of all capital improvements made thereto as of the date of such proposed sale to the extent such improvements exceed 4% of the aggregate investment in fixtures, furniture and equipment of the Company and its Subsidiaries in such Company Assets as of such date. In addition, prior to the eighteen-month anniversary of the Closing Date, the Company shall not (and the Members shall not permit the Company to), and shall not permit any Subsidiary to, voluntarily liquidate the Company or sell all or substantially all the Company Assets unless the aggregate proceeds to the Company and its Subsidiaries resulting from such liquidation or sale are sufficient to pay Alter (and/or any employees he has designated to receive a portion of the Bonus pursuant to Section 10.14 hereof) the Bonus and to distribute to the Alter Member, the Biederman Member and the Employee Members, collectively, $12.5 million pursuant to Section 6.4(d).

          (c) If prior to the four-year anniversary of the Closing Date, the Company or any of its Subsidiaries proposes to sell, transfer or otherwise dispose (by merger or otherwise) to any Person any equity interest in or all or a significant portion of the assets (including the management contracts) of SHP Management, Inc. (or any successor thereto) without also simultaneously selling or leasing (for a term of not less than five years) to such Person related hotel assets or any interest in any Affiliate of the Company that directly or indirectly owns related hotel assets (a "Stand-Alone Sale"), the Company will
                                         ----------------
first provide the Alter Member with a written notice setting forth the equity interest or assets to be offered for sale and the material terms and conditions of the proposed sale, including the price (the "Offer Notice"). Within thirty
                                                ------------
(30) days following the receipt of the Offer Notice, the Alter Member shall have the opportunity and right to elect to purchase, and the Company shall have the obligation to agree to sell to the Alter Member, such equity interest or assets on the terms set forth in the Offer Notice, and the Alter Member shall exercise such right of election by delivering written notice of acceptance to the Company within such 30-day period. If the Alter Member exercises its right pursuant to this

Section 4.3(c), the closing of such purchase by the Alter Member of the equity interest or assets with respect to which such rights have been exercised shall occur at the offices of the Company on the date which is 60 days after the delivery of the notice of acceptance by the Alter Member to the Company (or, if such date is not a Business Day, on the next succeeding Business Day). If the Alter Member does not deliver such an acceptance notice within such 30-day period, the right of the Alter Member to purchase such equity interest or assets pursuant to the Offer Notice shall terminate and the Company shall have the right to sell such equity interest or assets described in the Offer Notice to any third party on terms which are not materially less favorable to the Company than those set forth in the Offer Notice; provided that if an agreement to sell
                                          --------
such equity interest or assets has not been entered into within 120 days after termination of such 30-day period, the rights of the Alter Member as described above shall be reinstated and the Company will be required to deliver another Offer Notice to the Alter Member with respect to such proposed sale before such sale can occur.

          (d) Commencing on the four-year anniversary of the Closing Date, the rights of the Alter Member described in Section 4.3(c) shall not apply to any Stand-Alone Sale unless, as of the date of the Offer Notice that would be required pursuant to Section 4.3(c), the Units held by the Westbrook Members would receive a Rate of Return of at least 17.5%, calculated by taking into account (i) all prior distributions of Available Cash to the Westbrook Members pursuant to Section 6.4, (ii) the aggregate gross proceeds (net of transaction expenses) received by the Westbrook Members on any sale by any Westbrook Member (to any Person other than another Westbrook Member) of all or any portion of its Units, (iii) the aggregate amount that would be distributed to each Westbrook Member if the Company were liquidated (not including the amount to be distributed pursuant to clause (iv) below) as of the date of such Offer Notice (assuming Company Assets were sold at Fair Market Value) and (iv) the amount that would be distributed to the Westbrook Members, collectively, as a result of such Stand-Alone Sale.

          SECTION 4.4  Budget.  The Members have agreed upon an initial budget
                       ------
for the Company for the period commencing on the Closing Date and ending on December 31, 1999, a copy of which is attached as Exhibit A, which shall be the
                                                  ---------
budget for the Company for such period in the event the Alter Member and Westbrook Members do not agree upon another budget for such period prior to the Closing Date. Not less than thirty (30) days prior to the end of each fiscal quarter and not less than sixty (60) days prior to the end of each fiscal year, the Chief Executive Officer shall submit to the Executive Committee a proposed budget for the next such fiscal period, which shall be prepared at the expense of the Company. Prior to the commencement of the fiscal period to which such budget applies, the Executive Committee (by majority vote) shall either approve such budget as presented or modify the proposed budget following consultation with the Chief Executive Officer (such budget, as approved, whether or not with modification, by the Executive Committee, the "Approved Budget"), provided that
                                               ---------------
if the Executive Committee does not modify any such proposed budget within 20 days (in the case of any quarterly budget) or 45 days (in the case of any annual budget) after its submission by the Chief Executive Officer, such proposed budget shall be deemed approved by the Executive Committee. No Member, Manager, Officer (including the Chief Executive Officer) or any other employee of the Company shall authorize (i) with respect to all expenditures of the Company in any fiscal period, expenditures of more than 105% of total amount allocated for all expenditures in the Approved Budget (including any contingency amounts in such Approved Budget) for such fiscal period, and (ii) with respect to any individual line-item set forth in the Approved Budget for any fiscal period, expenditures of more than 110% of the amount allocated to such individual line-item in such Approved Budget (including any contingency amounts in such Approved Budget) for such fiscal period.

          SECTION 4.5  Certain Duties and Obligations of the Members.  (a)
                       ---------------------------------------------
Subject to the terms of this Agreement, the Members shall take all action which may be reasonably necessary or appropriate for the formation and continuation of the Company as a limited liability company under the laws of the State of Delaware.

          (b) No Member shall take any action so as to cause the Company to be classified for Federal income tax purposes as an association taxable as a corporation and not as a partnership.

          (c) The Company shall take all action which is necessary to form or qualify the Company and to conduct the business in which the Company is engaged under the laws of any jurisdiction in which the Company is doing business and to continue in effect such formation or qualification.

          (d) Except as otherwise permitted hereunder, no Member shall take, or cause to be taken, any action that would result in any Member having any personal liability for the obligations of the Company. Neither any Member nor any Affiliate of any Member shall enter into any transaction with the Company unless the transaction (i) is expressly permitted hereunder, (ii) with respect to services, the fees for such services must be no greater than the fees charged generally by qualified, unaffiliated third-parties performing similar services in the geographical area in which the services are to be performed and the other terms of the agreement pursuant to which such services will be performed shall generally be no more onerous to the Company than the terms of agreements used by qualified, unaffiliated third-parties performing similar services in the geographical area in which the particular services are to be rendered, (iii) with respect to purchases and sales of property, the price paid for such property must be no greater than the price that an unaffiliated third-party would pay for such property and the other terms of the agreement pursuant to which such property is purchased or sold shall generally be no more onerous to the Company than the terms of agreements used by unaffiliated third-parties purchasing or selling similar property in the geographical area in which such property is located or (iv) is approved by all the Managers upon disclosure of any direct or indirect interest such Member or any Affiliate thereof may have in the transaction. Each Member hereby agrees that it shall not recommend that the Company or any Subsidiary enter into, or otherwise permit the Company or any Subsidiary to enter into any, an agreement with any Person that is an Affiliate of such Member without first disclosing to the other Member in writing that such Person is an Affiliate of such Member.

          (e) (i) Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. Except as otherwise expressly provided in the Act or in this Agreement, the liability of each Member shall be limited to the amount of Capital Contributions made (or required to be made) by such Member in accordance with the provisions of this Agreement.

          (ii) No Manager, Member and no partner, shareholder or member or other holder of an equity interest in any Member or any officer of director of any of the foregoing shall be liable, responsible or accountable to the Company or to any Member for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it and arising out of or in connection with (A) any act performed within the scope of the authority conferred on it by this Agreement, (B) its failure or refusal to perform any act, (C) its performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company or (D) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company, except, in each case described in clauses (A) through (D), to the extent the action or failure to act of such party (but not of such legal counsel, agent, consultant or broker) constituted fraud, willful misconduct or gross negligence. No Manager, partner, shareholder, member or other holder of an equity interest in any Member or officer or director of any of the foregoing shall be personally liable for the performance of such Member's obligations under this Agreement, but the foregoing shall not relieve any partner or member of any Member from its obligations to such Member.

          (iii) The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Member and each general or limited partner of any Member or such Member's Affiliates, shareholder, members or other holder of any equity interest in such Member or its Affiliate, or any officer or director of any of the foregoing and each and every Manager or Officer (collectively, the "Indemnitees"), from and
                                                  -----------
     against any losses, claims, demands, liabilities, costs, damages, expenses and causes of action to which such Indemnitee may become subject in connection with any matter arising out of or incidental to this Agreement, including the formation hereof, the making of the Initial Capital Contributions and any matter for which such Indemnitee is exculpated under
     Section 4.5(e)(ii) or any other act performed or omitted to be performed by any such Indemnitee in connection with this Agreement or the Company's business or affairs; provided, however, that such act or omission was not attributable to such Indemnitee's fraud, willful misconduct or gross negligence or its breach of the representation set forth in Section 10.1. Any indemnity under this Section shall be paid solely out of and to the extent of Company Assets and shall not be a personal obligation of any Member and in no event will any Member be required, or permitted without the consent of all of the Members, to contribute additional capital to enable the Company to satisfy any obligation under this Section. The Company shall indemnify, defend and hold harmless each Member from and against any losses, claims, demands, liabilities, costs, damages, expenses with respect to any cause of action arising from the Merger Agreement and the transactions contemplated thereby to the extent such Member acted in its capacity as a Member of the Company.

          (iv) The Company, each Manager and the other Members shall be indemnified and held harmless by each Member from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of or attributable to the fraud, willful misconduct or gross negligence of such Member.

          (f) No Member shall be required to consider the interests of, or have any duty stated or implied by law or equity to (including any fiduciary duty), any other Member.

          SECTION 4.6  UBTI.  Subject to the obligations of the Westbrook
                       ----
Members pursuant to Section 2.6, the Company will use its best efforts to avoid the incurrence of any UBTI by any Member.

          SECTION 4.7  Consent of Alter Member.  To the extent the Alter Member
                       -----------------------
is required to grant any consent or take any other action under any provision of this Agreement, such consent or other action shall be taken or made on behalf of the Alter Member by the Manager appointed by the Alter Member.

          SECTION 4.8  Non-Voting Members.  Anything in this Agreement to the
                       ------------------
contrary notwithstanding, none of the Non-Voting Members shall have any voting, management or other rights with respect to the Company under this Agreement except for the right of such Non-Voting Members to receive distributions as provided in Section 6.4 hereof. Without limiting the foregoing, (a) none of the Non-Voting Members will have any right to vote on and their consent shall not be required for any amendment, supplement or other modification to this Agreement or for the Company to take any action or to vote on or approve of any matters requiring the consent or approval of the Members, including any matter requiring the unanimous consent of the Members under the Act and (b) neither the Company, any Manager or any Member will have any fiduciary or other duties or obligation to the Non-Voting Members.


                                   ARTICLE V

                               OTHER ACTIVITIES
                               ----------------

          SECTION 5.1  Other Activities.  Except as expressly provided
                       ----------------
hereunder, this Agreement shall not be construed in any manner to preclude any Member or any of its Affiliates from engaging in any activity whatsoever permitted by applicable law (whether or not such activity might compete, or constitute a conflict of interest, with the Company or any of its Subsidiaries), including, without limitation, engaging in other real estate investments and related ventures. No Member or any of its Affiliates will have any obligation to present or otherwise make available to the Company any business opportunity which such Member or any of its Affiliates may become aware of.

          SECTION 5.2  Transactions With the Company.  This Agreement shall not
                       -----------------------------
be construed in any manner to preclude any Member (or Affiliate of any Member) from (a) lending money to, (b) borrowing money from, (c) acting as a surety, guarantor or endorser for, (d) guaranteeing or assuming one or more obligations of, (e) providing collateral for or (f) transacting other businesses with, the Company or its Subsidiaries, to the extent approved by the Executive Committee and not in violation of Section 4.3(a)(vi) or 4.5(d). Any Member performing any of the transactions set forth in this Section 5.2 with the approval of the Executive Committee (or all the Managers) to the extent required by the provisions of
Section 4.3(a) hereof) shall have the same rights and obligations with respect to any such transaction as a Person who is not a Member.


                                  ARTICLE VI

                     CAPITAL CONTRIBUTIONS; DISTRIBUTIONS
                     ------------------------------------

          SECTION 6.1    Capital Contributions.  (a)  (i) Immediately prior to
                         ---------------------
     the Closing, the Initial Members (other than the Employee Members) shall make Initial Capital Contributions to the Company solely as provided in the Contribution Agreement. Each of the Members hereby acknowledges and agrees that the agreed-upon value of the respective Initial Capital Contributions of the Initial Members for purposes of their initial Capital Account shall be determined as set forth in Article II of the Contribution Agreement.

          (ii) At the Closing, the OP Unitholders being admitted as Class A Members or Class B Members shall make Capital Contributions as set forth in
     Section 3.3 or 3.4(b) hereof.

          (b) The Funding Members shall make Additional Capital Contributions to the Company as directed by either the Alter Member or any Westbrook Member only to the extent additional funds are required by the Company in connection with Emergency Expenses. Each Funding Member shall be given written notice of any Additional Capital Contribution required by the Member directing such Additional Capital Contribution to be made at least 20 Business Days prior to the date on which such Additional Capital Contribution is required to be made. Each Funding Member shall make all Additional Capital Contributions in the same proportion as their Residual Shares. The Company shall issue Class B Units as consideration for Additional Capital Contributions in accordance with the provisions of Section 3.4(c).

          (c) No Member shall be required or permitted to make Capital Contributions to the Company except as provided in Section 6.1(a) or (b).

          (d) No Member shall have any obligation to restore any negative balance in the Member's Capital Account, whether to the Company, any Member or any other Person. A deficit balance in any Member's Capital Account shall not be deemed to be a liability of such Member (or of such Member's members or partners) or an asset or property of the Company (or any Member). No Member shall be entitled to withdraw all or any part of its Capital Contributions except as expressly provided in this Agreement. No interest shall be payable by the Company on the Capital Contributions of any Member except as otherwise provided herein. In no event shall any Member be entitled to demand any property from the Company other than cash.

          (e) If any Westbrook Member or the Alter Member require Additional Capital Contributions in accordance with Section 6.1(b), such Member shall give notice to all of the other Funding Members of the amount of funds required and the date such funds shall be due; provided that unless otherwise expressly provided herein, (i) such notice must provide at least 15 business days prior written notice for any Additional Capital Contributions, and (ii) the date such Capital Contributions shall be required shall be a Business Day.

          SECTION 6.2  Loans for Additional Capital Contributions; Other Loans
                       -------------------------------------------------------
to the Company.  (a)  In the event an Additional Capital Contribution to the
--------------
Company is required pursuant to Section 6.1(b), and such Additional Capital Contribution is required by the Company in connection with Emergency Expenses attributable to capital expenditures relating to hotel properties owned or leased by the Company or any of its Subsidiaries in excess of 4% of FF&E, each of the Alter Member, Biederman Member and Westbrook Co-Invest shall have the right to borrow the amount needed to fund its Additional Capital Contribution in the form of a recourse loan made by the Company to such Funding Member, which shall bear interest at an annual rate equal to the lesser of (i) 15% compounded quarterly and (ii) the maximum rate permitted by applicable law, shall be payable by set-off against any payments or distributions to be made by the Company to the Funding Member pursuant to this Agreement, and shall be secured by the Units of such Funding Member (each such loan, a "Contribution Loan"). In
                                                        -----------------
the event any of the Alter Member, Biederman Member or Westbrook Co-Invest wishes to exercise its right to receive a Contribution Loan, the Westbrook Members agree to lend to the Company an amount equal to the aggregate amount of all such Contribution Loans to be made by the Company, which loan by the Westbrook Members shall be made to the Company immediately prior to the making of such Contribution Loans, shall bear interest at a rate equal to that with respect to such Contribution Loans, shall be payable with the proceeds of any set-off made or other payments received by the Company with respect to such Contribution Loans and shall be secured by the Units held as security under such Contribution Loans.

          (b) If any Funding Member shall fail to make an Additional Capital Contribution to the Company as required in Section 6.1(b) above for a reason other than the failure of the Company or the Westbrook Members to make the loans contemplated by Section 6.2(a) (a "Noncontributing Member"), the Executive
                                   ----------------------
Committee shall promptly notify such Noncontributing Member in writing and if such default is not cured within 10 days after receipt of such notice of such default, then any other Funding Member (a "Contributing Member") may fund all or
                                           -------------------
part of the Noncontributing Member's Additional Capital Contribution in the form of a nonrecourse demand loan (a "Priority Loan") made by the Contributing Member
                                 -------------
to the Company, and such Priority Loan with respect to the Noncontributing Member's Additional Capital Contribution shall bear interest at an annual rate equal to the lesser of (i) 15% compounded quarterly and (ii) the maximum rate permitted by applicable law.

          (c) The Westbrook Members shall have the right to fund any Additional Capital Expenditures in whole or in part in the form of a nonrecourse demand loan (a "CapEx
         -----

Loan") made by one or more Westbrook Members to the Company. Any such CapEx Loan
----
shall bear interest at an annual rate equal to the lesser of (i) 15% compounded quarterly and (ii) the maximum rate permitted by applicable law. Notwithstanding the foregoing, the Company shall use reasonable commercial efforts to obtain alternative financing less expensive to the Company than a CapEx Loan for any Additional Capital Expenditures.

          SECTION 6.3  Distributions Generally.  Available Cash shall be
                       -----------------------
distributed from time to time as determined by the Executive Committee for each fiscal quarter, but no later than 45 days following the end of such quarter. The Company shall make such distributions in cash among the Members in accordance with Section 6.4, and all distributions shall be subject to any restrictions contained in any agreement between the Company and any lender.

          SECTION 6.4  Distributions of Available Cash.  Each distribution of
                       -------------------------------
Available Cash hereunder shall be made to the Members as follows and the calculations described in the following clauses shall be made as of the date of each distribution, on a cumulative basis:

          (a)   First, to the Class A Members pro rata in accordance with the
                                              --- ----
number of Class A Units held by each Class A Member until such time as the Class A Members have received a cumulative compounded quarterly (to the extent not paid on a quarterly basis) return of 8.5% on the Class A Members' Capital Contributions attributable to the Class A Units (without any return of Capital Contributions);

          (b)   Second, to the Class B Members pro rata in accordance with the
                                               --- ----
number of Class B Units held by each Class B Member until such time as the Class B Members have received a cumulative compounded quarterly (to the extent not paid on a quarterly basis) return of 15% on the Class B Members' Capital Contribution attributable to the Class B Units (without any return of Capital Contributions);

          (c)   Third, pro rata among the Class A Members and Class B Members in
                       --- ----
accordance with their respective Capital Contributions until such time as the Class A Members and Class B Members have received a return of their Capital Contributions attributable to the Class A Units and Class B Units; and thereafter each such Class A Member shall no longer be entitled to receive any distributions of Available Cash hereunder, such Class A Units shall no longer be considered outstanding for purposes of this Agreement and each such Class A Member shall cease to be a Member;

          (d)   Fourth, 100% to the Class C Members, collectively, pro rata in
                                                                   --- ----
accordance with the number of Class C Units held by each Class C Member, until such time as the Class C Members have received an aggregate of $12.5 million pursuant to this Section 6.4(d); and

          (e)   Thereafter, (i) 12.5% to the Class D Members collectively, pro
                                                                           ---
rata in accordance with the number of Class D Units held by each Class D Member,
----
provided that in the event any Class D Units are forfeited and retained by the
--------
Company pursuant to Section 6.4(f)(i), 6.4(f)(ii) or 6.4(f)(iii), such percentage will be reduced pro rata based on the number of Class D Units which
                           --- ----
remain outstanding; and (ii) 87.5% to the Class B Members in proportion to each

Class B Member's Residual Share; provided that in the event any Class D Units
                                 --------
are forfeited and retained by the Company pursuant to Section 6.4(f)(i), 6.4(f)(ii) or 6.4(f)(iii), such percentage will be increased in proportion to each Class B Member's Residual Share.

          (f) (i) Notwithstanding the provisions of Section 6.4(e) and subject to the provisions of Section 6.4(g), (A) in the event that during the term of the Alter Employment Agreement the employment of Alter is terminated by the Company for Alter Cause or by Alter without Alter Good Reason, the Alter Member shall forfeit 86.9% of its Class D Units and such forfeited Class D Units shall be retained by the Company; (B) in the event that prior to the expiration of the term of the Alter Employment Agreement Alter is offered a New Alter Employment Agreement by the Company but Alter does not execute and deliver to Company such New Alter Employment Agreement with the Company (for any reason other than Alter's death or Disability (as defined in the Alter Employment Agreement) or his prior termination of employment other than by the Company for Alter Cause or by Alter without Alter Good Reason) prior to the later of (x) the expiration of the term of the Alter Employment Agreement or (y) fifteen (15) Business Days after receipt of such New Alter Employment Agreement by Alter, the Alter Member will forfeit 86.9% of its Class D Units and such forfeited Class D Units shall be retained by the Company; and (C) in the event that during the term of the New Alter Employment Agreement the employment of Alter is terminated by the Company for Alter Cause or by Alter without Alter Good Reason, the Alter Member will forfeit the percentage of Class D Units set forth below and such forfeited Class D Units shall be retained by the Company: (1) 43.5% of its Class D Units if such termination occurs prior to the first anniversary of the Renewal Date; (2) 34.8% of its Class D Units if such termination occurs on or after the first anniversary of the Renewal Date and prior to the second anniversary of the Renewal Date; (3) 26.1% of its Class D Units if such termination occurs on or after the second anniversary of the Renewal Date and prior to the third anniversary of the Renewal Date;
     (4) 17.4% of its Class D Units if such termination occurs on or after the third anniversary of the Renewal Date and prior to the fourth anniversary of the Renewal Date; and (5) 8.7% of its Class D Units if such termination occurs on or after the fourth anniversary of the Renewal Date and prior to the fifth anniversary of the Renewal Date. In the event that prior to the expiration of the term of the Alter Employment Agreement, Alter is not offered a New Alter Employment Agreement by the Company, the Class D Units of the Alter Member shall no longer be subject to forfeiture.

          (ii) Notwithstanding the provisions of Section 6.4(e), the Class D Units of any Employee Member shall be subject to forfeiture as provided in any Employment Agreement or other written agreement among the Company, the Alter Member and the Employee Member, and any such forfeited Class D Units shall be immediately transferred to the Alter Member, except that any Class D Units that would have been previously forfeited by the Alter Member pursuant to this Section 6.4(f) had the Alter Member owned such Class D Units prior to the date of such forfeiture shall be retained by the Company.

          (iii) Notwithstanding the provisions of Section 6.4(e), (A) in the event that prior to the fifth anniversary of the Closing Date, the employment of Biederman with the Company (or its Subsidiary) is terminated by the Company (or its Subsidiary) for Cause or by Biederman without Good Reason, the Biederman Member shall forfeit 86.9% of its Class D Units and such forfeited Class D Units shall be retained by the Company; and (B) in the event that prior to the fifth anniversary of the Closing Date, Biederman is offered the opportunity to continue his employment with the Company (or its Subsidiary) after the fifth anniversary of the Closing Date on the same terms and conditions and with a base salary not less than the base salary paid to Biederman immediately prior to the fifth anniversary of the Closing Date, and the employment of Biederman is terminated thereafter (for any reason other than Biederman's death or disability or his prior termination of employment other than by the Company for Cause or by Biederman without Good Reason), the Biederman Member will forfeit the percentage of Class D Units set forth below and such forfeited Class D Units shall be retained by the Company: (1) 43.5% of its Class D Units if such termination occurs prior to the sixth anniversary of the Closing Date;
     (2) 34.8% of its Class D Units if such termination occurs on or after the sixth anniversary of the Closing Date and prior to the seventh anniversary of the Closing Date; (3) 26.1% of its Class D Units if such termination occurs on or after the seventh anniversary of the Closing Date and prior to the eighth anniversary of the Closing Date; (4) 17.4% of its Class D Units if such termination occurs on or after the eighth anniversary of the Closing Date and prior to the ninth anniversary of the Closing Date; and
     (5) 8.7% of its Class D Units if such termination occurs on or after the ninth anniversary of the Closing Date and prior to the tenth anniversary of the Closing Date. In the event that prior to the fifth anniversary of the Closing Date, Biederman is not offered the opportunity to continue his employment with the Company (or its Subsidiary) after the fifth anniversary of the Closing Date on the same terms and conditions and with a base salary not less than the base salary paid to Biederman immediately prior to the fifth anniversary of the Closing Date, the Class D Units of the Biederman Member shall no longer be subject to forfeiture.

          (g) As long as Alter remains the Chief Executive Officer, the Alter Member shall assign Class D Units to one or more key employees of the Company or its Subsidiaries (other than Alter, the Biederman Member and the Employee Members), which employees may or may not have an Employment Agreement (the "Other Employees") as determined by the Alter Member in its sole discretion;
 ---------------
provided that the Class D Units assigned to the Other Employees plus the Class D
--------                                                        ----
Units held by the Biederman Member and the Employee Members shall equal not less than 28.7% of the total outstanding Class D Units; and provided further that in
                                                       -------- -------
the event Alter is no longer the Chief Executive Officer, the Alter Member shall no longer have the right to make such assignment and the Company shall have the right to assign such 28.7% of the outstanding Class D Units. Any assignment of any Class D Units to any Other Employee shall automatically terminate (and the right to Class D Units shall be automatically assigned to the Company without any consideration) at the time any such Other Employee to whom such an assignment has been made ceases to be an employee of the Company or its Subsidiary as a result of such Other Employee's termination for Employee Cause by the Company or its Subsidiary or by such Other Employee without Employee Good Reason. Any Class D Units assigned to the

Company as described in the immediately preceding sentence may be assigned by the Alter Member to one or more Other Employees as determined by the Alter Member in its sole discretion as long as Alter remains the Chief Executive Officer (and must be so assigned by the Alter Member if the total Class D Units so assigned by the Alter Member to such Other Employees plus the total Class D
                                                        ----
Units held by the Biederman Member and the Employee Members is less than 28.7% of the total outstanding Class D Units), provided that in the event Alter is no
                                         --------
longer the Chief Executive Officer, the Alter Member shall no longer have the right to make such assignment and the Company shall have the right to reassign any Class D Units required to be assigned pursuant to this Section 6.4(g). Persons to whom Class D Units are assigned pursuant to this Section 6.4(g) shall not become Members or receive any rights under this Agreement solely by virtue of such assignment, but Class D Units may be assigned by the Alter Member to key employees who are Members. In the event of the forfeiture of any Class D Units by the Alter Member pursuant to Section 6.4(f), those Class D Units which the Alter Member has assigned to Other Employees pursuant to this Section 6.4(g) shall not be forfeited and the assignment to such Other Employees shall continue until such time as such Other Employee ceases to be an employee of the Company or its Subsidiary as a result of such Other Employee's termination for Employee Cause by the Company or its Subsidiary or by such Other Employee without Employee Good Reason (at which time any such assignment shall automatically terminate and the right to such Class D Units shall be automatically assigned to the Company).

          (h) Notwithstanding any provision of this Section 6.4, all amounts distributed in connection with a liquidation of the Company or the sale or other disposition of all or substantially all the assets of the Company that leads to a liquidation of the Company will be distributed to the Members in accordance with their respective Capital Account balances with respect to the Units held by such Members, as adjusted for all Company operations up to and including the date of such distribution. The parties intend that such final Capital Account balances shall be determined after allocating all income and loss for all purposes taking into account Section 7.4(g)(vi) and making the adjustments to fair market value as described in the definition of Carrying Value.

          (i) For purposes of determining the distributions under this Section 6.4, the Company shall be deemed to have made distributions to each Member in an amount equal to all taxes paid by the Company (or the Company's share of taxes paid by any entity owned, directly or indirectly, in whole or in part, by the Company) attributable solely to such Member; such distributions shall be deemed made on the later of (i) the date upon which the distributions related thereto are made or (ii) the date upon which such taxes are paid. This Section 6.4(i) shall not apply with respect to the amounts of any Tax Loans to the Alter Member, Biederman Member or any Employee Member.

          (j) If, as of the end of the Fiscal Year, the cumulative Net Income plus items of income and gain (for tax purposes or book purposes) allocated to the Alter Member, Biederman Member or any Employee Member exceeds the cumulative Net Loss plus items of deduction and loss (for tax purposes or book purposes) allocated to the Alter Member, Biederman Member or any Employee Member for all Fiscal Years (on a cumulative basis taking into account the principal amount of any earlier Tax Loan) (a "Net Income
                                                               ----------
Excess"), the Company shall make or continue a tax loan, within 10 Business Days
------
after a request therefor (a "Tax Loan") to the Alter Member, Biederman Member or
                             --------
such Employee Member equal to (i) such Net Income Excess multiplied by the actual income tax rates (taking into account the federal deduction for state and local taxes) applicable to the Alter Member, Biederman Member or such Employee Member from time to time reduced by (ii) the cumulative distributions to the Alter Member, Biederman Member or such Employee Member under Section 6.4 for all Fiscal Years. The Tax Loan shall bear interest at the prime rate of The Chase Manhattan Bank as adjusted from time to time, and shall be repaid out (A) out of distributions to the Alter Member, Biederman Member or such Employee Member, (B) to the extent of any reduction in the amount of the Tax Loan by reason of a reduction in the Net Income Excess and (C) if not repaid earlier, on the termination of the Company. In the event of the assignment or Transfer by the Alter Member, Biederman Member or any Employee Member of any Units, any outstanding Tax Loans with respect to such Units shall be repaid by the Alter Member, Biederman Member or such Employee Member to the Company at the time of such transfer.

          SECTION 6.5  Restricted Payments.  Notwithstanding any provisions to
                       -------------------
the contrary in this Agreement, neither the Company nor any Member on behalf of the Company shall make a distribution or Tax Loan if such distribution or Tax Loan would violate the Act or violate any contractual obligations of the Company that is entered into pursuant to the terms of this Agreement (provided, however,
                                                              --------  -------
the Members shall use reasonable efforts, and shall cause the Executive Committee to do so, to not permit the Company to enter into loan documents or other agreements that prohibit the Company from making tax loans to the Alter Member).

          SECTION 6.6  Organizational Expenses.  (a)  Promptly after the Closing
                       -----------------------
Date, the Company, to the extent it does not pay such costs and expenses directly and to the extent previously approved by the Executive Committee, will reimburse each Initial Member for Organizational Expenses incurred by such Member. Any Organizational Expenses incurred by a Member shall not be included as a Capital Contribution and any reimbursement by the Company shall not be treated as a distribution. In the event this Agreement is terminated by its terms prior to the Closing, the Company shall have no obligation to reimburse any Member for any Organizational Expenses hereunder except to the extent provided in the Contribution Agreement.

          (b) The Company shall pay (or reimburse each Member to the extent incurred by such Member) all third-party expenses actually incurred by any Member in the operation and business of the Company to the extent approved by the Executive Committee and provided for in an Approved Budget, including the acquiring, holding, owning, developing, servicing, collecting upon and operating the Company or the Company Assets, any taxes imposed on the Company, fees and expenses for attorneys and accountants, the costs and expenses of any insurance purchased by the Company, the costs and expenses of any litigation involving the Company and the amount of any judgments or settlements paid in connection therewith, and any diligence expenses in connection with investments being considered by the Company.

                                  ARTICLE VII

          BOOKS; REPORTS; TAX MATTERS; CAPITAL ACCOUNTS; ALLOCATIONS
          ----------------------------------------------------------

          SECTION 7.1  General Accounting Matters; Books and Records.  (a)
                       ---------------------------------------------
Allocations of Net Income (Loss) pursuant to Section 7.4 shall be made by or under the reasonable direction of the Managing Member at the end of each Fiscal Year.

          (b) Except as otherwise provided herein, all determinations, valuations and other matters of judgment required to be made for accounting and tax purposes under this Agreement shall be made by or under the reasonable direction of the Managing Member in a reasonable manner after consultation with the Alter Member.

          (c) The Chief Executive Officer shall cause the Company through the Company's accountants to maintain, at the expense of the Company, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the Company Assets. Bills, receipts and vouchers shall be maintained on file by the Company. Said books and accounts shall be maintained in a safe manner and separate from any records not having to do directly with the Company or any Company Assets. The Chief Executive Officer shall cause audits to be performed and audited statements and income tax returns to be prepared at the expense of the Company as required by
Section 7.1(e) below. Such books and records of account shall be prepared by the Company's accountants and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Voting Members. Each Member or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Company's office during reasonable business hours. A reasonable charge (approximating the cost thereof) for copying books and records may be charged by the Company.

          (d) The books of the Company shall be kept on the accrual basis in accordance with GAAP and on a tax basis (in accordance with United States tax requirements) and the Company shall report its operations for tax purposes on the accrual method, provided that the Company shall not be required to keep separate books on a tax basis as long as the books that are maintained on a GAAP basis are sufficient to permit the Chief Executive Officer to make all quarterly tax adjustments and to prepare all of the reports described in Section 7.1(e).

          (e) (i) The Chief Executive Officer will prepare, or will cause the Company Accountant to prepare, at the expense of the Company, and furnish to each Member within 21 calendar days after the end of each fiscal quarter of the Company (unless, except in the case of clause (E) which shall be required for every fiscal quarter, such fiscal quarter is the last fiscal quarter of any fiscal year of the Company) (A) an unaudited balance sheet of the Company dated as of the end of such fiscal quarter, (B) an unaudited related income statement of the Company for such fiscal quarter, (C) an unaudited statement of each Member's capital account for such fiscal quarter, (D) an unaudited statement of cash flows for such fiscal quarter, and (E) a status report of the Company's activities during such fiscal quarter, including summary descriptions of additions to, dispositions of and leasing and occupancy of the Company Assets during such fiscal quarter, all of which shall be certified by the Chief Executive Officer as being, to the best of his knowledge, true and correct.

          (ii) The Chief Executive Officer will prepare, or will cause the Company Accountant to prepare, at the expense of the Company, and furnish to each Member within 30 calendar days after the end of each Fiscal Year, the final audited amount of net income of the Company for such Fiscal Year and, within 30 calendar days after the end of each Fiscal Year (1) an audited balance sheet of the Company prepared on a GAAP basis dated as of the end of such Fiscal Year, (2) an audited related income statement of the Company prepared on a GAAP basis for such Fiscal Year, (3) an audited statement of cash flows for such Fiscal Year and (4) an audited statement of each Member's Capital Account for such Fiscal Year, all of which shall be certified by the Chief Executive Officer as being, to the best of its knowledge, true and correct and all of which shall be certified in the customary manner by the Company Accountant (which firm shall provide such balance sheet, income statement and statement of Capital Account in draft form to the Members for review prior to finalization and certification thereof).

          (iii) The Chief Executive Officer will furnish to each Member, at the expense of the Company, copies of all reports required to be furnished to any lender of the Company.

          (iv) When requested, the Company Accountant shall prepare a reasonable estimate of the taxable income of the Company. All schedules of book income shall be prepared on a GAAP basis. Promptly after the end of each Fiscal Year, the Chief Executive Officer will use reasonable efforts to cause the Company Accountant to prepare and deliver to each Member a report setting forth in sufficient detail all such additional information and data with respect to business transaction effected by or involving the Company during the Fiscal Year as will enable the Company and each Member to timely prepare its federal, state and local income tax returns in accordance with applicable laws, rules and regulations. The Chief Executive Officer will use reasonable efforts to cause the Company Accountant to prepare all federal, state and local tax returns required of the Company, submit those returns to the Voting Members for their approval no later than February 1 of the year following such Fiscal Year and will file the tax returns after they have been approved by each of the Voting Members. If each of the Voting Members shall not have approved any such tax return prior to the date required for the filing thereof (including any extensions granted), the Chief Executive Officer will timely obtain an extension of such date to the extent such an extension is available. Each Member shall give prompt notice to each Voting Member of any and all notices or other communications it receives from the Internal Revenue Service concerning the Company, including any notice of audit, any notice of action with respect to a revenue agent's report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning any Company tax return. Upon request, the Tax Matters Member shall furnish each Voting Member with status reports regarding any negotiation between the Internal Revenue Service or any other taxing authority and the Company.

          (v) The Chief Executive Officer shall prepare, or shall cause the Company Accountant to prepare, at Company expense, such additional financial reports and other information as the Managing Member may determine are appropriate.

          (vi) All decisions as to accounting principles shall be made by the Managing Member subject to the provisions of this Agreement, including
     Section 7.2 hereof.

          (f) The Company shall retain as the regular accountant and auditor of the Company (the "Company Accountant") a nationally-recognized accounting firm
                  ------------------
agreed upon by the Westbrook Members and the Alter Member, or a different nationally-recognized accounting firm as may be selected by all the Managers at any time. The fees and expenses of the Company Accountant shall be a Company expense.

          SECTION 7.2   Certain Tax Matters.  The taxable year of the Company
                        -------------------
shall be the same as its Fiscal Year. The Chief Executive Officer shall cause to be prepared all Federal, state and local tax returns of the Company for each year for which such returns are required to be filed and, after approval of such returns by the Executive Committee, shall cause such returns to be timely filed, provided, however, that extensions shall be applied for unless otherwise
--------
approved by the Westbrook Members and the Alter Member. The Managing Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Tax Matters Member shall make the election provided for in Section 754 of the Code, if, and only if the Member who or which has acquired any Units or a distribution of Company property with respect to which the election is made will have provided to the Tax Matters Member concurrently, or within 30 days after the Transfer of such Units, its undertaking to the effect that it, and its successors in interest hereunder, will reimburse the Company annually for its additional administrative costs incurred by reason of such election as determined by the auditor of the Company. The Tax Matters Member shall also make the election to amortize Organizational Expenses pursuant to Code Section 709 and the regulation promulgated thereunder. In addition, the Managing Member may cause the Company to make or refrain from making any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions. The Company shall be treated as a partnership for tax purposes. The "Tax Matters Partner" for purposes of Section 6231(a)(7) of the Code (the "Tax
                                                                      ---
Matters Member") shall be the Managing Member, subject to the right of the Alter
--------------
Member to participate in all negotiations with respect to settlements. If a dispute as to the content of a tax return cannot be resolved to the reasonable satisfaction of all Voting Members prior to the required filing date therefor, the Managing Member shall have the right to direct the Chief Executive Officer to cause the Company's tax return to be filed as reasonably approved by the Managing Member. The Tax Matters Member shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code with respect to the Company.

          SECTION 7.3  Capital Accounts.  There shall be established for each
                       ----------------
Member on the books of the Company as of the date hereof, or such later date on which such Member is admitted to the Company, a capital account (each being a "Capital Account"). Each Capital Contribution shall be credited to the Capital
 ---------------
Account of such Member on the date such contribution of capital is paid to the Company. In addition, each Member's Capital Account shall be (a) credited with such Member's allocable share of any Net Income of the Company as well as items of income specifically allocated pursuant to Sections 7.4(c), 7.4(d) and 7.4(f),
(b) debited with (i) distributions to such Member of cash or the fair market value of other property and (ii) such Member's allocable share of Net Loss of the Company as well as items of loss or deduction specifically allocated for book purposes pursuant to Section 7.4(f), and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Member's Capital Account under Section 704(b) of the Code or otherwise under this Agreement shall be so reflected. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Member's Units. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the Company shall maintain the Capital Accounts of the Members in accordance with the principles and requirements set forth in section 704(b) of the Code and Regulations section 1.704-1(b)(2)(iv).

          SECTION 7.4  Allocations.  For purposes of determining Capital Account
                       -----------
balances under this Section 7.4, a Member's Capital Account balance shall be deemed to be increased by such Member's share of Minimum Gain and Member Nonrecourse Debt Minimum Gain remaining at the close of such Fiscal Year as determined under the Regulations under Code Section 704(b):

          (a) For each Fiscal Year, Net Loss shall be allocated among the Members in the following order of priority:

          (i) First, among the Members as necessary to cause each Member's Capital Account balance to equal such Member's Pre-Liquidation Target Account, and

          (ii) Second, after giving effect to the allocations made pursuant to
     Section 7.4(a)(i), among the Class B Members in proportion to the Class B Members' then respective Capital Contributions.

          (b) For each Fiscal Year, Net Income shall be allocated among the Members as necessary to cause each Member's Capital Account balance to equal such Member's Pre-Liquidation Target Account.

          (c) Notwithstanding the foregoing, Net Loss shall be allocated to the Alter Member, Biederman Member and Employee Members in a percentage greater than their share of Capital Contributions only to reverse prior allocations of Net Income in the same percentage and the same order previously allocated to the Alter Member, Biederman Member and Employee Members. The allocations of Net Income and Net Loss pursuant to this Section 7.4 are intended to satisfy the "fractions" and "substantial economic effect" rules contained in Section

514(c)(9)(E) of the Code, and Net Income and Net Loss shall be allocated among the Members only to the extent that such allocations would not violate such rules.

          (d) Notwithstanding anything herein to the contrary, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4), (5) or (6) of Section 1.704-1 of the regulations under the Code, there shall be specially allocated to such Member such items of Company income and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of any deficit in its Capital Account caused or increased by such adjustments, allocations or distributions.

          (e) Notwithstanding any other provision of this Agreement, taxable loss (or items of deduction) as computed for book purposes shall not be allocated to a Member to the extent that the Member has or would have, as a result of such allocations, a deficit Adjusted Capital Account Balance. Any taxable loss (or items of deduction) as computed for book purposes which otherwise would be allocated to a Member, but which cannot be allocated to such Member because of the application of the immediately preceding sentence, shall instead be allocated to the other Members. In the event any Member has a deficit Adjusted Capital Account Balance at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided, that an allocation
                                              --------
pursuant to this paragraph Section 7.4(e) shall be made only if and to the extent that a Member would have a deficit Adjusted Capital Account Balance after all other allocations provided for in this Article VII have been tentatively made as if Section 7.4(d) and 7.4(e) were not in this Agreement.

          (f) All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for Federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code.

          (g) Notwithstanding the provisions of this Section 7.4, net income, net gain, and net loss of the Company (or items of income, gain, loss, deduction, or credit, as the case may be) shall be allocated in accordance with the following provisions of this Section 7.4 to the extent such provisions shall be applicable.

          (i) Nonrecourse Deductions of the Company for any Fiscal Year shall be specially allocated to the Members in proportion to each such Member's Capital Contributions. Member Nonrecourse Deductions of the Company for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss for the liability in question. The provisions of this Section 7.4(g)(i) are intended to satisfy the requirements of Regulations sections 1.704-2(e)(2) and 1.704-2(i)(1) and shall be interpreted in accordance therewith for all purposes under this Agreement.

          (ii) If there is a net decrease in the Minimum Gain of the Company during any Company Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year equal to that Member's share of the net decrease in Minimum Gain, within the meaning of Regulations section 1.704-2(g)(2), to the extent required by the Regulations. The provisions of this
     Section 7.4(g)(ii) are intended to comply with the Minimum Gain chargeback requirements of Regulations section 1.704-2(e) and shall be interpreted in accordance therewith for all purposes under this Agreement.

          (iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations section 1.704-2(i)(5), as of the beginning of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, for succeeding years) equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, to the extent required by the Regulations. The provisions of this Section 7.4(g)(iii) are intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement of Regulations section 1.704-2(i)(4) and shall be interpreted in accordance therewith for all purposes under this Agreement.

          (iv) Notwithstanding the foregoing, if any special allocation otherwise required pursuant to this Section 7.4(g) would cause the Company's allocations to violate Section 514(c)(9)(B)(iv) of the Code (taking into account its incorporation by reference of the "substantial economic effect" requirement of Section 704(b)(2) of the Code), then the special allocation shall not be made.

          (v) Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company or which has been revalued for Capital Account purposes pursuant to Regulations Section 1.704-1(b)(2)(iv) shall be allocated among the Members for income tax purposes under Code Section 704(c) so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution or at the time of its revaluation for Capital Account purposes pursuant to the "traditional method" under Regulations Section 1.704-3(b) (or any successor Regulation). Allocations under this Section 7.4(g)(v) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income or Net Loss or other items or distributions under any provision of this Agreement.

          (vi) The parties intend that the foregoing tax allocation provisions of this Article VII, as applied for book purposes, shall be interpreted so as to produce final Capital Account balances of the Members that would permit liquidating distributions made in accordance with final Capital Account balances under Section 8.3 to be made (after unpaid loans and interest thereon, including those owed to Members have been paid) in a manner identical to the order of priorities set forth in Section 6.4.

                                 ARTICLE VIII

                                  DISSOLUTION
                                  -----------

          SECTION 8.1  Dissolution.  The Company shall be dissolved and
                       -----------
subsequently terminated upon the occurrence of the first of the following events:

          (a) subject to Section 9.4(b), after the ten-year anniversary of the Closing Date, upon the determination of either the Alter Member or any Westbrook Member, in its sole discretion, to dissolve the Company;

          (b)  December 31, 2049;

          (c) upon the written determination of all the Voting Members to dissolve the Company; or

          (d) the occurrence of a Dissolution Event, except the Company shall not be dissolved upon the occurrence of a Dissolution Event that terminates the continued membership of a Member in the Company if within 90 days after the occurrence of such Dissolution Event, any remaining Voting Members consent to the continuation of the Company.

          SECTION 8.2  Winding-up.  When the Company is dissolved, the business
                       ----------
and property of the Company shall be wound up and liquidated by such party appointed by the Executive Committee (the party conducting the liquidation being hereinafter referred to as the "Liquidator"), which party shall not receive any
                                ----------
fee from the Company for acting as Liquidator hereunder. The Liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Company as the Liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations.

          SECTION 8.3  Final Distribution.  Within 270 calendar days after the
                       ------------------
effective date of dissolution of the Company, the assets of the Company shall be distributed in the following manner and order:

          (a) to the payment of the expenses of the winding-up, liquidation and dissolution of the Company;

          (b) to pay all creditors of the Company, other than Members, either by the payment thereof or the making of reasonable provision therefor;

          (c) to establish reserves, in amounts reasonably established by the Liquidator, to meet other liabilities of the Company for a period of up to 18 months after the date on which the liquidation is consummated; and

          (d) to pay, in accordance with the provisions of this Agreement applicable to such loans or in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Company that are
                        --- ----
     Members, either by the payment thereof or the making of reasonable provision therefor.

The remaining assets of the Company shall be applied and distributed in accordance with the positive balances of the Members' Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for the Company taxable year during which the liquidation occurs.


                                  ARTICLE IX

                        TRANSFER OF MEMBERS' INTERESTS
                        ------------------------------

          SECTION 9.1  Restrictions on Transfer of Units.  (a)  No Member may,
                       ---------------------------------
directly or indirectly, assign, sell, exchange, transfer, pledge, mortgage, hypothecate or otherwise encumber or dispose of all or any part of its Units (a "Transfer") to any Person, other than in accordance with this Article IX.
 --------

          (b)   Any Member may Transfer its Units as follows:

          (i) all or part of such Units to any Person after obtaining the prior written consent of the Alter Member and each Westbrook Member, which Transfer shall be subject to the Tag-Along Rights and the Drag-Along Rights to the extent, if any, provided in such consent;

          (ii) solely in the case of the Alter Member and each Westbrook Member, all or part of such Units to an Alter Transferee or a Westbrook Transferee, which Transfer shall not be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2 except in the case of a transfer from a Westbrook Member to a Westbrook Transferee for any cash consideration in excess of the basis of the Westbrook Member in such Units, which shall be subject to Tag-Along Rights and Drag-Along Rights under Section 9.2;

          (iii) all (but not part) of such Units by operation of law, including death or bankruptcy, which Transfer shall not be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2;

          (iv) solely in the case of each Westbrook Member, in one or more transactions (A) at any time, up to 50% of the aggregate Units of all Westbrook Members as of the Closing Date or (B) after the 18-month anniversary of the Closing Date, all of its Units, each of which Transfers shall be subject to the Tag-Along Rights and the Drag-Along Rights under
     Section 9.2;

          (v) (A) solely in the case of the Alter Member, Biederman Member or any Employee Member any Units pursuant to an exercise by such Member of the Tag-Along Rights of such Member under Section 9.2(a) or (B) solely in the case of any Other Member any Units pursuant to an exercise by any Westbrook Member of the Drag-Along Rights of such Westbrook Member under Section 9.2(b) with respect to such Other Member;

          (vi) solely in the case of each Westbrook Member, in one or more transactions prior to the one-year anniversary of the Closing Date, less than 50% of the aggregate Units of all Westbrook Members as of the Closing Date, which Transfer shall not be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2, as long as such Units transferred by the Westbrook Member have not received any positive Rate of Return, provided
                                                                     --------
     that receipt of a carry, promote or profit interest with respect to the transferred Units or a right to receive future payments upon the attainment of certain financial or other measurements shall not be disregarded in determining whether there has been a positive Rate of Return;

          (vii) (A) solely in the case of the Alter Member, all of such Units as required by an exercise of the Alter Put or Alter Call, (B) solely in the case of the Biederman Member, all of such Units as required by an exercise of the Biederman Put or Biederman Call, (C) solely in the case of each Employee Member, all of such Units as required by an exercise of an Employee Call with respect to such Employee Member, and (D) solely in the case of each Class A Member, all of such Units as required by an exercise of the Preferred Put or Preferred Call; none of which Transfers shall be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2;

          (viii) all of such Units as required by a Company Sale or exercise of a Notified Member of the right of such Notified Member to purchase such Units, which Transfer shall not be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2;

          (ix) solely in the case of the Alter Member, part (but not all) of the Class D Units to any employee of the Company or its Subsidiaries pursuant to Section 6.4(g), which Transfer shall not be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2;

          (x) solely in the case of the Alter Member, part (but not all) of the Class B Units, Class C Units or Class D Units to any New Employee Member, which Transfer shall not be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2; or

          (xi) solely in the case of each Employee Member, all or part of the Class C Units or Class D Units to the Alter Member, any other Employee Member or any Other Employee pursuant to the provisions of Section 3.5(b), which Transfer shall not be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2;

          (xii) solely in the case of each Class A Member, all or part of its Units to any Affiliate of such Class A Member, which Transfer shall not be subject to any Tag-Along Rights or Drag-Along Rights under Section 9.2; or

          (xiii) as provided in Article II of the Contribution Agreement.

provided that in the case of any Transfer pursuant to clause (i), (ii), (iv),
--------
(v), (vi), (ix), (x), (xi) or (xii) above of this Section 9.1(b), the Person (the "Transferee") to whom the Member's Units was Transferred shall not be
      ----------
admitted as a substitute Member until the Transferee has delivered to the Company written acceptance and adoption of all of the terms and provisions of this Agreement in form and substance reasonably satisfactory to the Company; and provided further that in the case of any Transfer pursuant to clause (iv)(A) or
-------- -------
(vi) above of this Section 9.1(b), the Westbrook Member shall retain the right to appoint a majority of the Executive Committee. Each Transfer pursuant to clause (ii) through (xii) above of this Section 9.1(b) shall be a "Permitted
                                                                   ---------
Transfer" hereunder.  Except as provided in this Section 9.1(b), no Member may
--------
Transfer any Units.

          (c) No Member may mortgage, pledge, hypothecate or otherwise encumber all or any portion of such Member's Units or such Member's rights to receive a portion of the Available Cash, Net Income and Net Losses except that a Member may pledge or hypothecate its right to receive distributions hereunder as long as such pledge or hypothecation does not provide the pledgee with any voting or other rights with respect to the Company either upon such pledge or hypothecation or upon foreclosure thereof.

          SECTION 9.2  Tag-Along and Drag-Along Rights.  (a)  With respect to
                       -------------------------------
any proposed Transfer subject to Tag-Along Rights pursuant to Section 9.1(b) hereof by one or more of the Westbrook Members of part (but not all) of the Units held by the Westbrook Members, each Westbrook Member shall have the obligation, and each of the Alter Member, Biederman Member and each Employee Member (the "Tagging Members") shall have the right, to require the proposed
             ---------------
transferee to purchase from any Tagging Member, at the same price and upon the same terms and conditions as to be paid and given to such Westbrook Member, a number of Class B Units equal to the number of Class B Units owned by such Tagging Member multiplied by a fraction, the numerator of which is the number of Class B Units being sold by the Westbrook Members and the denominator of which is the total number of Class B Units held by all the Westbrook Members. With respect to any proposed Transfer subject to Tag-Along Rights pursuant to Section 9.1(b) hereof by the Westbrook Members of all the Units held by the Westbrook Members, each Westbrook Member shall have the obligation, and each Tagging Member shall have the right, to require the proposed transferee to purchase from such Tagging Member all Class B Units, Class C Units and Class D Units held by such Tagging Member in each case for the consideration described in the following sentence and upon the same terms and conditions as to be given to the Westbrook Members. The gross proceeds to be paid to the Members as consideration in the event of a Transfer of all the Units in accordance with the preceding sentence shall be distributed among the Members in accordance with the provisions of Section 6.4, in the same manner as if such proceeds were distributed as Available Cash hereunder. In the event some but not all of the Tagging Members exercise their Tag-Along Rights with respect to a Transfer by the Westbrook Members of all the Units held by the

Westbrook Members, the proceeds will be distributed to the Westbrook Members and the Tagging Members exercising their Tag-Along Rights using an implied valuation of the Company determined by the Executive Committee in good faith. The rights of the Tagging Members to require a purchase of any of their Units pursuant to this Section 9.2(a) are collectively referred to herein, as applicable, as the "Tag-Along Rights". In order to be entitled to exercise its Tag-Along Rights, a
 ----------------
Tagging Member must agree to make, severally but not jointly, the same representations, warranties, covenants and indemnities and other similar agreements as the Westbrook Member agrees to make in connection with the proposed Transfer of its Units. Each Westbrook Member shall give notice to each Tagging Member of each proposed Transfer by such Westbrook Member giving rise to the Tag-Along Rights of such Tagging Member at least 20 days prior to the proposed consummation of such Transfer, setting forth the name and address of the proposed transferee, the proposed amount of consideration therefor and terms and conditions agreed to by the proposed transferee, and the number of Units such Tagging Member may sell to such proposed transferee (in accordance with the first two sentences of this Section 9.2(a)). The Tag-Along Rights must be exercised by each Tagging Member within 15 days following receipt of the notice required by the preceding sentence, by delivery of a written irrevocable notice to the relevant Westbrook Member indicating the exercise by such Tagging Member of its rights and specifying the Units it desires to sell. If the proposed transferee fails to purchase the interest of any Tagging Member after it has properly exercised its Tag-Along Rights, then such Westbrook Member shall not be permitted to make the proposed Transfer, and any such attempted Transfer shall be void and of no effect. If any Tagging Member exercises its Tag-Along Rights, the closing of the purchase of its Units with respect to which such Tag-Along Rights have been exercised shall take place concurrently with the closing of the sale of the Westbrook Member's Units.

          (b) With respect to any proposed Transfer by the Westbrook Members of all their Units, each Westbrook Member shall have the right to require each Member other than the Westbrook Members (collectively, the "Other Members") to
                                                            -------------
sell to the proposed transferee all the Units of such Other Member, and all of any Class D Units assigned to any Other Employee, in each case for the consideration described in the following sentence and upon the same terms and conditions as given to the Westbrook Members, provided that no Other Member or
                                              --------
Other Employee shall make any representations and warranties other than with respect to ownership and title, but each Other Member shall be liable, severally but not jointly, for a pro rata portion (determined by reference to the relative gross proceeds received by each transferring Member in such transaction) of any indemnities which the Westbrook Members agree to make in connection with the proposed Transfer of its Units (and the parent of the Alter Member may be required to guarantee such indemnification obligations of the Alter Member), provided further that in no event shall the indemnification obligations of the
-------- -------
Alter Member to any proposed transferee exceed the consideration (whether cash or non-cash) paid to such Alter Member for its Units, and provided further that
                                                          -------- -------
any such indemnification obligation of the Alter Member may be satisfied by use of any non-cash consideration that the Alter Member received as such consideration. The gross proceeds to be paid to Members as consideration for the Transfers of all the Units shall be distributed among the Members in accordance with the provisions of Section 6.4, in the same manner as if such proceeds were distributed as Available Cash hereunder. The rights of the Westbrook Members to require a sale of all the Units of each Other Member pursuant to this

Section 9.2(b) are referred to herein as the "Drag-Along Rights". The Westbrook
                                              -----------------
Members shall give notice to each Other Member and each Other Employee of each proposed Transfer by the Westbrook Members giving rise to the Drag-Along Rights at least 20 days prior to the proposed consummation of such Transfer, setting forth the name and address of the proposed transferee, the proposed amount of consideration therefor and terms and conditions agreed to by the proposed transferee. Each Other Member and each Other Employee shall consent to and raise no objections to the proposed transaction and will take all other actions necessary or desirable to cause the consummation of such sale on the terms proposed by the Westbrook Members. If the Westbrook Members exercises their Drag-Along Rights, the closing of the purchase of the Units with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Westbrook Members' Units. Notwithstanding the foregoing, no Westbrook Member shall have the right to exercise any Drag-Along Rights with respect to any Transfer by the Westbrook Members prior to the eighteen-month anniversary of the Closing Date unless the Alter Member (collectively with any transferees or assignees of the Bonus pursuant to Section
10.14 and any transferees or assignees of any Units initially issued to the Alter Member) will receive as consideration in connection with the Transfer of the Alter Member's Units as a result of the exercise by the Westbrook Members of such Drag-Along Rights, together with all prior distributions of Available Cash, an amount equal to the sum of (i) the Initial Capital Contribution of the Alter Member plus (ii) any accrued but unpaid Bonus plus (iii) $12.5 million.

          (c) In the event any Other Member fails to deliver the assignments reasonably requested by the Westbrook Member as set forth in this Section 9.2, the Company may deliver the applicable purchase price pursuant to the provisions of this Section 9.2 to such Other Member and upon such delivery execute and deliver, as the attorney in fact for such Other Member, such required assignments. Such power of attorney is coupled with an interest and shall survive the insolvency, bankruptcy and dissolution of the Company. Each of the Company, and any Member shall each pay its own legal fees in connection with the exercise of any of its rights under this Section 9.2.

          SECTION 9.3  Required Sale or Purchase of Alter Member or Biederman
                       ------------------------------------------------------
Member Units.  (a)  In the event that Alter's employment with the Company is
------------
terminated by the Company without Alter Cause, terminated by Alter with Alter Good Reason, or terminated by reason of Alter's death or Disability (as defined in the Alter Employment Agreement), or in the event the Company does not offer to enter into a New Alter Employment Agreement with Alter not less than fifteen
(15) Business Days prior to the expiration of the term of the Alter Employment Agreement, the Alter Member shall have the right to sell to the Company, and the Company shall be required to purchase, all of the Alter Member's Units (the "Alter Put") at a cash price equal to the Fair Market Value of such Units as of
 ---------
the date of such event (the "Alter Price"), calculated by assuming the Company
                             -----------
were liquidated as of the date of such event and assuming all the Company Assets were sold as of such date for their Fair Market Value and taking into account any forfeiture of the Class D Units pursuant to Section 6.4(f), if any. The Alter Put may be exercised by the Alter Member at any time within ninety (90) days after, as applicable, any such termination of his employment with the Company or the failure of the Company to offer to enter into a New Alter Employment Agreement within such time period by delivery of written notice to the Company. If the Alter Member does not deliver an exercise notice with respect to the Alter Put within such 90-day period, the right of the Alter Member to cause the Company to purchase its Units shall terminate and the Company shall have no further obligation with respect to the Alter Put.

          (b) In the event that Alter's employment with the Company is terminated for any reason, each Westbrook Member shall have the right to cause the Company to purchase, and upon exercise of such right, the Alter Member shall be required to sell, all the Alter Member's Units (the "Alter Call") at a cash
                                                         ----------
price equal to the Alter Price. The Alter Call may be exercised by the Company at any time within ninety (90) days after the termination of Alter's employment with the Company by delivery of written notice to the Alter Member. If the Company does not deliver an exercise notice with respect to the Alter Call within such 90-day period, the right of the Company to purchase the Alter Member's Units shall terminate and the Alter Member shall have no further obligation with respect to the Alter Call.

          (c) In the event that Biederman's employment with the Company is terminated by the Company without Employee Cause, terminated by Biederman with Employee Good Reason, or terminated by reason of Biederman's death or "disability" (as such term is defined in the Employment Agreement between Biederman and the Company), the Biederman Member shall have the right to sell to the Company, and the Company shall be required to purchase, all of the Biederman Member's Units (the "Biederman Put") at a cash price equal to the Fair Market
                     -------------
Value of such Units as of the date of such event (the "Biederman Price"),
                                                       ---------------
calculated by assuming the Company were liquidated as of the date of such event and assuming all the Company Assets were sold as of such date for their Fair Market Value and taking into account any forfeiture of the Class D Units pursuant to the provisions of Section 6.4(f)(iii)). The Biederman Put may be exercised by the Biederman Member at any time within ninety (90) days after any such termination of his employment with the Company within such time period by delivery of written notice to the Company. If the Biederman Member does not deliver an exercise notice with respect to the Biederman Put within such 90-day period, the right of the Biederman Member to cause the Company to purchase its Units shall terminate and the Company shall have no further obligation with respect to the Biederman Put.

          (d) In the event that Biederman's employment with the Company is terminated for any reason, each Westbrook Member shall have the right to cause the Company to purchase, and upon exercise of such right the Biederman Member shall be required to sell, all the Biederman Member's Units (the "Biederman
                                                                   ---------
Call") at a cash price equal to the Biederman Price. The Biederman Call may be
----
exercised by the Company at any time within ninety (90) days after the termination of Biederman's employment with the Company by delivery of written notice to the Biederman Member. If the Company does not deliver an exercise notice with respect to the Biederman Call within such 90-day period, the right of the Company to purchase the Biederman Member's Units shall terminate and the Biederman Member shall have no further obligation with respect to the Biederman Call.

          (e) Unless otherwise agreed upon by the Company and the Alter Member or the Biederman Member, as the case may be, the closing of the purchase of the Alter Member's Units under Section 9.3(a) or 9.3(b) or the Biederman Member's Units under Section 9.3(c) or

9.3(d), shall occur at the offices of the Company on the date which is 30 days after final determination of the Alter Price or Biederman Price, as applicable (or, if such date is not a Business Day, on the next succeeding Business Day). At the closing, the selling Member shall deliver to the Company such assignments and other documents as reasonably requested by the Company, and the Company shall deliver to the selling Member the Alter Price or Biederman Price, as applicable. The selling Member shall not be required to make any representations or warranties except with respect to the title of the selling Member to the Units being transferred and the absence of liens on such Units and shall not be required to make any indemnifications or otherwise incur any obligations with respect to such representations and warranties. Each of the Alter Member, the Biederman Member and the Company shall be entitled to enforce its rights under this Section 9.3 by specific performance. In addition, in the event the selling Member fails to deliver the assignments reasonably requested by the Company as set forth herein, the Company may deliver the Alter Price or Biederman Price, as applicable, to the selling Member and upon such delivery, execute and deliver, as the attorney in fact for the selling Member, such required assignments. Such power of attorney is coupled with an interest and shall survive the insolvency, bankruptcy and dissolution of the Company. The Company, the Biederman Member and the Alter Member shall each pay its own legal fees in connection with the exercise of its rights under this Section 9.3. In the event the Alter Member or Biederman Member exercises the Alter Put or Biederman Put or the Company exercises the Alter Call or Biederman Call, the Company shall cause the selling Member to be removed as guarantor from any debt obligations of the Company no later than 30 days after the date of the closing of the purchase and sale pursuant to this Section 9.3(e). The Company shall have the right to assign its rights (but not its obligations) under this Section 9.3 to any other Person.

          SECTION 9.4  Required Sale or Purchase of Employee Member Units.  (a)
                       --------------------------------------------------
In the event that the employment of any Employee Member (or the parent of any Employee Member) with the Company is terminated for any reason, the Alter Member shall have the right, in addition to its right to assign the Units of such Employee Member pursuant to Section 3.5(b), to purchase, and, if such right is exercised by the Alter Member, the Employee Member shall be required to sell, all the Units of such Employee (after giving effect to any forfeiture of Units pursuant to the terms of the Employment Agreement of such Employee Member) (the "Employee Call") at a cash price equal to the fair market value of such Units as
 -------------
of the date of such event (the "Employee Price"), calculated by assuming the
                                --------------
Company were liquidated as of the date of such event and assuming all the Company Assets were sold as of such date for their Fair Market Value, and after giving effect to any forfeiture of Units pursuant to the terms of the Employment Agreement of such Employee Member. The Employee Call may be exercised by the Alter Member at any time within ninety (90) days after the termination of employment of the Employee Member (or its parent) with the Company by delivery of written notice to the Employee Member. If the Alter Member does not deliver an exercise notice with respect to the Employee Call within such 90-day period, then each Westbrook Member shall have the right to Exercise the Employee Call by causing the Company to purchase, and, if such right is exercised by the Westbrook Member, the Employee Member shall be required to sell, all its Units at the Employee Price. The Employee Call may be exercised by the Company at any time commencing ninety (90) days after the termination of employment of the Employee Member (or its parent) with the Company until 180 days after such termination by delivery of written notice to the

Employee Member. If the Company does not deliver an exercise notice with respect to the Employee Call within such period, the right of the Company to purchase the Employee Member's Units shall terminate and the Employee Member shall have no further obligation with respect to the Employee Call.

          (b) Unless otherwise agreed upon by the Alter Member or Company, as the case may be, and the Employee Member, the closing of the purchase of the Employee Member's Units under Section 9.4(a), shall occur at the offices of the Company on the date which is 30 days after final determination of the Employee Price (or, if such date is not a Business Day, on the next succeeding Business
Day). At the closing, the Employee Member shall deliver to the Alter Member or the Company, as the case may be, such assignments and other documents as reasonably requested by the Alter Member or the Company, as the case may be, and the Alter Member or the Company, as the case may be, shall deliver to the Employee Member the Employee Price. Each of the Alter Member, Employee Member and the Company shall be entitled to enforce its rights under this Section 9.4 by specific performance. In addition, in the event the Employee Member fails to deliver the assignments reasonably requested by the Alter Member or the Company, as the case may be, as set forth herein, the Alter Member or the Company, as the case may be, may deliver the Employee Price to the Employee Member and upon such delivery, execute and deliver, as the attorney in fact for the Employee Member, such required assignments. Such power of attorney is coupled with an interest and shall survive the insolvency, bankruptcy and dissolution of the Company.
The Alter Member, the Company and the Employee Member shall each pay its own legal fees in connection with the exercise of its rights under this Section 9.4. The Company shall have the right to assign its rights (but not its obligations) under this Section 9.4 to any other Person.

          SECTION 9.5  Sale of Company.  (a)  At any time after the ten-year
                       ---------------
anniversary of the Closing Date, subject to Section 9.5(b), either the Alter Member or any Westbrook Member may, in its sole discretion request the Executive Committee in writing (a "Sale Proposal") to cause the sale of all of the Company
                         -------------
Assets or all of the Units of the Members (a "Company Sale").  In the event of a
                                              ------------
request for Company Sale, the Executive Committee shall have the obligation to identify prospective purchasers of such Company Assets or Units, determine the terms on which such prospective purchasers would engage in a Company Sale and negotiate the terms of such Company Sale. The Executive Committee shall have an obligation to conduct the Company Sale in good faith and use reasonable commercial efforts to effect the Company Sale as promptly as reasonably practical. Each Member shall be required to agree to sell such Company Assets or to sell its Units on the terms and conditions as agreed upon by Executive Committee, and each Member shall consent to and raise no objections to the proposed transaction and will take all other actions necessary or desirable to cause the consummation of such sale on such terms; provided that the provisions
                                                   --------
of this Section 9.5(a) shall not apply with respect to any sale to any Westbrook Transferee or Alter Transferee.

          (b) Prior to requesting a Company Sale pursuant to Section 9.5(a) or taking any action to dissolve the Company pursuant to Section 8.1(a), the Member proposing such Sale Proposal or dissolution (the "Notifying Member") shall first
                                                  ----------------
provide the Alter Member, if any Westbrook Member is the Notifying Member, or each Westbrook Member, if the Alter Member is the Notifying Member (the "Notified Member") with a written notice notifying
                             ----------------
each Notified Member of the intended dissolution or Sale Proposal (and certain proposed terms, including a minimum purchase price for all the Units of such Notifying Member, in the case of a proposed Sale Proposal) (the "Termination
                                                                 -----------
Notice"). Within thirty (30) days following the delivery of the Termination
------
Notice, the Notified Members shall have the opportunity and right (i) to elect to purchase the assets or Units proposed to be sold on the terms set forth in the Termination Notice or (ii) in the case of a proposed dissolution, to elect to purchase all (but not part) of the Notifying Member's Units for Fair Market Value and in each case the Notifying Member shall have the obligation to sell such Units to the Notified Members. Each Notified Member shall exercise such right by delivering written notice of acceptance to the Notifying Member within such 30-day period. If any Notified Member does not deliver an acceptance notice within such 30-day period, the right of such Notified Member to purchase such Units pursuant to the Termination Notice shall terminate and the Notifying Member shall have the right to cause such dissolution of the Company to take place in accordance with the provisions of Article VIII hereof or to submit a Sale Proposal to the Executive Committee. Notwithstanding the foregoing, if such dissolution has not occurred or an agreement for such Company Sale, the terms of which include a purchase price for the Notifying Member's Units not less than the minimum purchase price set forth in the Termination Notice, has not been entered into within 120 days after delivery of the Termination Notice, the rights of each Notified Member as described above shall be reinstated and the Notifying Member will have to deliver another Termination Notice to each Notified Member with respect to such dissolution or sale before such dissolution or sale can occur. If any Notified Member exercises its right to purchase pursuant to this Section 9.5(b), the closing of such purchase by such Notified Member of the Units with respect to which such rights have been exercised shall occur at the offices of the Company (i) on the date which is 60 days after the delivery of the notice of acceptance by such Notified Member in the case of a dissolution or agreement of the Executive Committee as to the purchase price in the case of a proposed Sale Proposal (or, if such date is not a Business Day, on the next succeeding Business Day) or (ii) on the date agreed to by the Executive Committee and the purchaser in the case of any Company Sale. In addition, in the event the Notifying Member fails to deliver the transfer documents and assignments reasonably requested by any Notified Member to effect the purchase pursuant to this Section 9.5(b), such Notified Member may deliver the consideration to be paid to the Notifying Member pursuant to this Section 9.5(b) to the Notifying Member and upon such delivery, execute and deliver, as the attorney in fact for the Notifying Member, such required assignments. Such power of attorney is coupled with an interest and shall survive the insolvency, bankruptcy and dissolution of the Notifying Member.

          SECTION 9.6   Required Sale or Purchase of Class A Units.  (a)  At any
                        ------------------------------------------
time after the fifth anniversary of the Closing Date, each Class A Member shall have the right to sell to the Company, and the Company shall be required to purchase, all the Class A Units held by such Class A Member (the "Preferred
                                                                  ---------
Put") at a cash price equal to (i) the amount of the Capital Account of such Class A Member relating the Class A Units held by such Class A Member plus (ii)
                                                                      ----
an amount necessary to cause such Class A Units to have received a 8.5% Rate of Return minus (iii) any amounts distributed to such Class A Member pursuant to
       -----
Section 6.4(a) or 6.4(c) hereof with respect to such Class A Units prior to the date of such purchase (the "Preferred Price"). The Preferred Put may be
                            ---------------
exercised by any Class A Member at any time after the fifth
anniversary of the Closing Date by delivery of written notice to the Company; provided that in the event the purchase by the Company of Class A Units required
--------
by the exercise of the Preferred Put would result in a default or an event of default on the part of the Company or any Subsidiary under any loan or other agreement under which the Company or any of its Subsidiaries has borrowed money, the Company shall not be obligated to purchase such Class A Units until the tenth day (or, if such date is not a Business Day, on the next succeeding Business Day) after the date that exercise of the Preferred Put would no longer result in such a default or event of default.

          (b) At any time after the third anniversary of the Closing Date, the Company shall have the right to purchase, and upon exercise of such right, each Class A Member shall be required to sell, all or part of the Class A Units held by such Class A Member (the "Preferred Call") at a cash price equal to the
                             --------------
Preferred Price (as of the date of purchase) with respect to the portion of the Class A Units held by such Class A Member to be purchased. The Preferred Call may be exercised by the Company with respect to the Class A Units held by such Class A Member at any time after the third anniversary of the Closing Date by delivery of written notice to such Class A Member.

          (c)  Unless otherwise agreed upon by the Company and the selling
Class A Member, the closing of the purchase of any Class A Units held by such Class A Member under Section 9.6(a) or 9.6(b) shall occur at the offices of the Company on the date which is 30 days after delivery of the exercise notice with respect to the Preferred Put or the Preferred Call, as applicable (or, if such date is not a Business Day, on the next succeeding Business Day). At the closing, each Class A Member shall deliver to the Company such assignments and other documents as reasonably requested by the Company, and the Company shall deliver to each Class A Member the Preferred Price for the purchased Class A Units held by such Class A Member. No Class A Member shall be required to make any representations or warranties except with respect to the title of such Class A Member to the Units being transferred and the absence of liens on such Units. Each of the Company and each Class A Member shall be entitled to enforce its rights under this Section 9.6 by specific performance. In addition, in the event any Class A Member fails to deliver the assignments reasonably requested by the Company as set forth herein, the Company may deliver the Preferred Price to such Class A Member and upon such delivery, execute and deliver, as the attorney in fact for such Class A Member, such required assignments. Such power of attorney is coupled with an interest and shall survive the insolvency, bankruptcy and dissolution of the Company. The Company and each Class A Member shall each pay its own legal fees in connection with the exercise of its rights under this Section 9.6.

          SECTION 9.7  Other Transfer Provisions.  (a)  Any purported Transfer
                       -------------------------
by a Member of all or any part of its Units in violation of this Article IX shall be null and void and of no force or effect.

          (b) Except as provided in this Article IX, no Member shall have the right to resign from the Company prior to its termination and no additional Member may be admitted to the Company without the prior written consent of the Managing Member and the Alter Member.

          (c) Notwithstanding any provision of this Agreement to the contrary, a Member may not Transfer all or any part of its Units if such Transfer would jeopardize the status of the Company as a partnership for federal income tax purposes, cause a dissolution of the Company under the Act or would violate, or would cause the Company to violate, any applicable law or regulation (including any applicable federal or state securities laws) or contract to which the Company or any of its Subsidiaries is a party.

          (d) Concurrently with the admission of any substitute or additional Member, the Managing Member shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a substitute Member in place of the Member Transferring its Units, or the admission of an additional Member, all at the expense, including payment of any professional and filing fees incurred, of such substituted or additional Member. The admission of any Person as a substitute or additional Member shall be conditioned upon such Person's written acceptance and adoption of all the terms and provisions of this Agreement.

          (e) If any Units are Transferred during any accounting period in compliance with the provisions of this Article IX, each item of income, gain, loss, expense, deduction and credit and all other items attributable to such Units for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying Interests during such period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Managing Member. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize a Transfer on the date that the Managing Member receives notice of the Transfer which complies with this Article IX from the Member Transferring its Units.

          (f) Without limiting the foregoing and notwithstanding any of other provision of this Agreement to the contrary, a Member's ability to Transfer all or any portion of its Units shall be subject to the following additional restrictions, and any purported transfer or any other action taken in violation of this Section 9.7(f) shall be void:

          (i) no Transfer of all or any portion of such Units shall be effective unless (A) such Transfer complies with the Transfer restrictions in all agreements to which the Company or such Member is a party, and (B) such Units are registered under the Securities Act and any applicable state securities laws, or an exemption from registration is available, and the Company shall (if reasonably requested by the non-Transferring Members) have received an opinion of counsel reasonably acceptable to such non-Transferring Members to such effect;

          (ii) no Member shall be permitted to Transfer any portion of its Units or take any other action which would cause the Company to be (a) treated as a "publicly traded partnership" within the meaning of Code Section 7704 or
     (b) classified as a corporation (or as an association taxable as a corporation) within the meaning of Code Section 7701(a);

          (iii) unless arrangements concerning withholding are reasonably acceptable to such non-Transferring Members, if such withholding is required of the Company, no Member shall be permitted to Transfer all or any portion of its Units to any Person, unless such Person is a United States Person as defined in Code Section 7701(a)(30) and is not subject to withholding of any federal tax; and

          (iv) no Member shall be permitted to Transfer all or any portion of its Units if such Transfer will (A) cause the assets of the Company to be deemed to be "plan assets" under ERISA or its accompanying regulations or the Code, (B) result in any "prohibited transaction" under ERISA or its accompanying regulations affecting the Company or (C) cause the Company or any Member to incur any UBTI.

          (g) The Members acknowledge that the relationship of each Member to the other Members is a personal relationship and that the restrictions on the power of each Member to withdraw or Transfer its Units, and the remedies with respect thereto, that are set forth herein (i) are necessary to preserve such personal relationship and safeguard the investment of the other Members in the Company, (ii) were a material inducement to the other Members entering into this Agreement, and (iii) shall be enforceable notwithstanding the Bankruptcy of any Member or any applicable prohibition against restraints on alienation.

          (h) Each Alter Member agrees not to permit any transfer of any interests in such Alter Member or any taking of any other action with respect to the direct or indirect ownership thereof to the extent such transfer or other action would result in the Alter Member failing to satisfy the definition of "Alter Transferee" at any time while it is a Member. Each Westbrook Member agrees not to permit any transfer of any interests in such Westbrook Member or any taking of any other action with respect to the direct or indirect ownership thereof to the extent such transfer or other action would result in such Westbrook Member failing to satisfy the definition of "Westbrook Transferee" at any time while it is a Member.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

          SECTION 10.1  No Brokers.  Except as set forth on Schedule 10.1
                        ----------                          -------------
attached hereto, each Member hereby represents to the Company and the other Members that it has dealt with no real estate agent, broker, salesman or finder with respect to this Agreement or the transactions contemplated hereby. Each Member shall indemnify the Company and the other Members and protect, defend and hold the Company and the other Members harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from a breach by such Member of the representation contained in this Section 10.1.

          SECTION 10.2  Equitable Relief.  The Members hereby confirm that
                        ----------------
damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention by this
Section 10.2 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude a Member from any other remedy it or he might have, either in law or in equity.

          SECTION 10.3  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Delaware. In particular, the Company is formed pursuant to the Act, and the rights and liabilities of the Members shall be as provided therein, except as herein otherwise expressly provided.

          SECTION 10.4  Mediation; Submission to Jurisdiction; Waiver of Trial
                        ------------------------------------------------------
By Jury. (a) In the event any dispute or difference of opinion arises under this
-------
Agreement, the parties hereto shall endeavor to resolve such dispute or difference of opinion by negotiation or mediation. If, for any reason, such mediation or negotiation fails to result promptly in an amicable resolution, the parties agree to be bound by their consent to the jurisdiction pursuant to
Section 10.4(b).

          (b) Each Member unconditionally and irrevocably submits to and accepts the jurisdiction of any state or federal court of competent jurisdiction located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and each Member unconditionally and irrevocably agrees to be bound by any final judgment rendered thereby in connection therewith. Each Member further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth on Schedule A shall be effective
                                                ----------
service of process for any action, suit or proceeding in any state or federal court located in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Member irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objections, including the laying of venue or based on the grounds of forum non conveniens, which it may have to the
                                 ----- --- ----------
bringing of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal courts located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Member acknowledges that a final, nonappealable judgment against it in any action, suit or proceeding referred to in this Section shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of the judgment.

          SECTION 10.5  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

          SECTION 10.6  Confidentiality.  By executing this Agreement, each
                        ---------------
Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, (a) not to issue any press release or advertisement or take any similar action concerning the Company's business or affairs without the consent of all of the Members, (b) not to publicize financial information concerning the Company without the consent of the Managing Member and (c) not to disclose the Company's affairs generally, including without limitation the terms of this Agreement, without the consent of the other Member; provided that each Member shall have the right to
                             --------
disclose information as necessary to its legal, accounting and financial advisors who need to know such information for the purpose of advising such Member and who are informed on the confidential nature of such information and agree not to disclose such information; and provided further that each Member
                                            -------- -------
shall have the right to disclose such information as required by applicable law, regulation or legal process.

          SECTION 10.7  Notices.  Whenever notice is required or permitted by
                        -------
this Agreement to be given, such notice shall be in writing. Such notice shall be given to any Member at its address or facsimile number shown in the Company's books and records (including Schedule A hereto). Each such notice shall be
                             ----------
effective (a) if given by facsimile, upon confirmation of receipt, (b) if given by air courier, when recorded on the records of the air courier as received by the receiving party and (c) if given by any other means, when delivered to and receipted for at the address of such Member specified as aforesaid. The time to respond to any notice given shall commence to run upon the date of delivery at the correct address (or the date of attempted delivery if delivery is refused during normal business hours).

          SECTION 10.8  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of which together shall constitute a single instrument.

          SECTION 10.9  Entire Agreement.  This Agreement and the Contribution
                        ----------------
Agreement (including in each case the exhibits and schedules thereto) embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or in the Contribution Agreement.
This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof other than the Contribution Agreement.

          SECTION 10.10 Amendments.  Subject to the provisions of Section 4.3(a)
                        ----------
hereof, any amendment to this Agreement shall be in writing and shall be effective upon execution by the Alter Member and each of the Westbrook Members and delivery to each of the Members. Notwithstanding the foregoing, as long as the Alter Member has not forfeited all of the right of such Alter Member to its Class D Units, the Alter Member shall have the right, in its sole discretion, to amend at any time Schedule B and such amendments shall be in writing and effective upon execution by the Alter Member and delivery to each of the other Members.

          SECTION 10.11 Section Titles.  Section titles are for descriptive
                        --------------
purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

          SECTION 10.12  Representations and Warranties.  Each Member (including
                         ------------------------------
each Original Member) represents, warrants and covenants to each other Member and to the Company, as of the date hereof and during the term of this Agreement, that:

          (a) such Member, if not a natural Person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to conduct its business to the extent contemplated in this Agreement;

          (b) this Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member enforceable in accordance with its terms against such Member except as enforceability hereof may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally and by general equitable principles;

          (c) the execution and delivery of this Agreement by such Member does not, and the performance of its duties and obligations hereunder will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or give rise to a right to terminate, cancel or accelerate under, or the creation of lien, pledge or other encumbrance pursuant to, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any material lease or other agreement, or any material license, permit, franchise or certificate, to which such Member is a party or by which it is bound or to which its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Member or its property is subject;

          (d) such Member is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any material obligation, agreement or condition contained in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement (including the Original Agreement), or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which the properties of it are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it or its property is subject, which default or violation would adversely affect such Member's ability to carry out its obligations under this Agreement;

          (e) there is no litigation, investigation or other proceeding pending or, to the knowledge of such Member, threatened against such Member or any of its Affiliates or their property which, if adversely determined, would materially adversely affect such Member's ability to carry out its obligations under this Agreement;

          (f) no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Member is required for the execution and delivery of this Agreement by such Member and the performance of its obligations and duties hereunder; and

          (g) No amounts are due and owing to the Company from any Original Member and no tax allocations have been made with respect to any Original Member, in each case in its capacity as Original Member, and no Original Member has an Capital Account its capacity as Original Member which has not been repaid.

          SECTION 10.13  Waiver of Partition.  Each of the Members hereby
                         -------------------
irrevocably waive any rights such Member may have under any applicable law to partition.

          SECTION 10.14  Bonus.  After each Unit initially issued to a Westbrook
                         -----
Member has received a cumulative compounded quarterly (to the extent not paid on a quarterly basis) return of 12% (without any return of Capital Contributions), the Company shall accrue out of Available Cash (a) an amount equal to $230,000 per calendar quarter (which will be cumulative and compound quarterly at a rate of 12%) as a bonus to the Alter Member (a designated portion of which shall be paid to any other senior employees of the Company or its Subsidiaries, if any, as designated by the Alter Member in its sole discretion as long as Alter is Chief Executive Officer) and (b) an amount equal to $20,000 per calendar quarter (which will be cumulative and compound quarterly at a rate of 12%) as a bonus to the Biederman Member (collectively, the "Bonus"). The Company shall, or shall
                                         -----
cause a Subsidiary to, pay and the Executive Committee shall authorize the payment to the Alter Member or any other senior employee as may be designated by the Alter Member (as long as Alter is Chief Executive Officer) and the Biederman Member of the Bonus within 10 days following the end of any fiscal year of the Company for which a Bonus has accrued, provided that the Executive Committee
                                       --------
shall have the right to reduce the Bonus to the Alter Member or the Biederman Member with respect to any then-current fiscal year (but not any then-prior or then-future fiscal year) to the extent (and only to the extent) that any Available Cash has been or is to be distributed to the Alter Member or the Biederman Member, as the case may be, with respect to such then-current fiscal year (but not any then-prior or then-future fiscal year) (whether or not yet paid) pursuant to Section 6.4(d).

          SECTION 10.15  No Third Party Beneficiaries.  Except for the
                         ----------------------------
beneficiaries of the indemnification provided herein, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

          SECTION 10.16  Consent to Merger and Related Transactions. The Members
                         ------------------------------------------
hereby deem it advisable and in the best interest of the Company that the Company enter into the Merger Agreement, the OP Merger Agreement, the Contribution Agreement, the Alter Employment Agreement and the commitment letter with respect to the financing of the Merger and the OP Merger (collectively, the "Principal Agreements"), a form of each of which has been presented to the
 --------------------
Members, and the transactions contemplated thereby, be, and each of them hereby is, in all respects authorized and approved, and the Managers are, and each of them hereby is, authorized to execute and deliver on behalf of the Company each of the Principal Agreements, and any and all ancillary documents, in such form as the Manager executing any of the Principal Agreements or such ancillary documents shall approve, such Manager's execution thereof to be conclusive evidence of such approval.

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

                              MEMBERS:

                                WESTBROOK SHP L.L.C.


                                By:  _______________________
                                     Name:
                                     Title:

                              ALTER SHP L.L.C.


                                By:  _______________________
                                     Name:
                                     Title:


                              BIEDERMAN SHP L.L.C.


                                By:  _______________________
                                     Name:
                                     Title:


                              WITHDRAWING MEMBERS:


                                ____________________________
                                Robert A. Alter


                                WESTBROOK FUND III ACQUISITIONS, L.L.C.

                                By:  _______________________
                                     Name:
                                     Title:

                                                                      SCHEDULE A

                            Members of the Company
                            ----------------------

===================================================================================================================================
Member                                     Address                                        Class of Units           Number of Units
===================================================================================================================================
Westbrook SHP L.L.C.                       599 Lexington Avenue                           Class B
                                           Suite 3800
                                           New York, New York 10022
                                           Attention: Jonathan Paul

                                           for notices, with a copy to

                                           Simpson Thacher & Bartlett
                                           425 Lexington Avenue
                                           New York, New York 10017
                                           Attention: Richard Capelouto
                                                      Brian M. Stadler
-----------------------------------------------------------------------------------------------------------------------------------
Westbrook Real Estate Fund III, L.P.       Same as Westbrook SHP L.L.C.                   Class B
-----------------------------------------------------------------------------------------------------------------------------------
Westbrook Real Estate Co-Investment        Same as Westbrook SHP L.L.C.                   Class B
Partnership III, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
Alter SHP L.L.C.                           c/o Sunstone Hotel Investors, Inc.             Class B
                                           903 Calle Amanecer
                                           San Clemente, California 92673-6212            Class C                     1,111,112

                                           for notices, with a copy to:                   Class D                           900

                                           Battle Fowler LLP
                                           75 East 55/th/ Street
                                           New York, New York 10022
                                           Attention:  Steven Lichtenfeld
-----------------------------------------------------------------------------------------------------------------------------------

===============================================================================================
Member              Address                            Class of Units           Number of Units
===============================================================================================
Biederman SHP LLC   c/o Charles L. Biederman           Class B
                    5 Sunset Drive
                    Englewood, Colorado 80110          Class C                    96,618

                    for notices, with a copy to:       Class D                       100

                    Battle Fowler LLP
                    75 East 55/th/ Street
                    New York, New York 10022
                    Attention:  Steven Lichtenfeld
-----------------------------------------------------------------------------------------------
===============================================================================================

                                                                      SCHEDULE B
                                                                      ----------

                        CLASS C UNITS AND CLASS D UNITS
                        -------------------------------

                                                                    SCHEDULE 3.1
                                                                    ------------

                 DESIGNATED ALTER MEMBER ALTERNATIVE MANAGERS
                 --------------------------------------------

                               Charles Biederman

                                                                   SCHEDULE 10.1
                                                                   -------------

                                    BROKERS
                                    -------


Letter Agreement dated September 25, 1998 among Sunstone Hotel Properties, Sunstone Hotel Management Company and NationsBanc Montgomery Securities LLC, as amended